Exhibit 10.1

EXECUTION COPY

FRANCHISE GROUP NEW HOLDCO, LLC

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Dated as of July 10, 2019

THE COMPANY INTERESTS REPRESENTED BY THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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Schedules

Schedule 1	—	Schedule of Members

Exhibits

Exhibit A	—	Form of Assignment and Assumption Agreement
Exhibit B	—	Form of Joinder Agreement
Exhibit C	—	Illustration of Tax Allocation
Exhibit D	—	Illustration of Preferred Tax Distributions and Member Gross Income Allocations

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FRANCHISE GROUP NEW HOLDCO, LLC

FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of July 10, 2019, is entered into by and among Franchise Group New Holdco, LLC, a Delaware limited liability company (the “Company”), and its Members (as defined herein).

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Act (as defined herein) by the filing of the Certificate (as defined herein) with the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Delaware Act on July 2, 2019;

WHEREAS, the Company previously entered into a Limited Liability Company Agreement of the Company, dated as of July 2, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to but excluding the date hereof, together with all schedules, exhibits and annexes thereto, the “Original LLC Agreement”), with Liberty Tax, Inc., a Delaware corporation (the “Original Member” or the “Corporation”), as the sole member of the Company;

WHEREAS, immediately prior to the Effective Time (as defined herein), the Corporation held Common Units (as defined in the Original LLC Agreement) representing all of the issued and outstanding limited liability company interests in the Company; and

WHEREAS, the parties hereto are entering into this Agreement to amend and restate the Original LLC Agreement in its entirety in connection with (a) the consummation of the transactions contemplated by the Business Combination Agreement (as defined herein) and the admission of the Other Members as Members of the Company, (b) the Original Member Contribution (as defined herein), (c) the Corporation’s continued designation as the Manager (as defined herein), and (d) the rights and obligations of the Members that are enumerated and agreed upon in the terms of this Agreement and the Original LLC Agreement shall be superseded entirely by this Agreement effective as of the Effective Time.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

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(a)       reduced for any items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and

(b)       increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) and Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Appraisers” has the meaning set forth in Section 15.02.

“Assignee” means a Person to whom a Company Interest has been transferred but who has not become a Member pursuant to Article XII.

“Assignment and Assumption Agreement” means an assignment and assumption agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Assumed Tax Liability” means, with respect to any Member at any Tax Advance Date, an amount equal to the amount of U.S. federal, state, local and foreign income taxes (including any applicable estimated taxes) allocated to such Member in respect of its Units pursuant to the terms of this Agreement for the taxable year or portion thereof ending on or prior to such Tax Advance Date, determined taking into account the character of income and loss allocated as it affects the Assumed Tax Rate, that the Manager estimates in good faith would be due from such Member as of the relevant Tax Advance Date, (i) assuming such Member were an individual who earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Member pursuant to Article V, (ii) taking into account adjustments and allocations under Sections 704(c), 734 and 743 of the Code, applicable limitations on the deductibility of capital losses, the deductibility (to the extent allowed) of state and local income taxes for U.S. federal income tax purposes, and any prior year allocations of Losses to such Member to the extent such allocations have not previously been taken into account when calculating such Member’s Assumed Tax Liability, and (iii) assuming that such Member is subject to tax at the Assumed Tax Rate. The Manager shall reasonably determine the Assumed Tax Liability for each Member based on such assumptions as the Manager in good faith deems reasonably necessary to calculate such Member’s Assumed Tax Liability.

“Assumed Tax Rate” means, with respect to any Member for any taxable year, the highest combined marginal rate of U.S. federal, state, and local income tax applicable to such Member (or, for the avoidance of doubt, its equityholders if such Member is a flow-through entity for applicable income tax purposes) (including any tax imposed under Section 1401 or Section 1411 of the Code, as applicable) determined by applying the rates applicable to ordinary income (in cases where taxes are being determined on ordinary income allocated to a Member) and capital gains (in cases where taxes are being determined on capital gains allocated to a Member).

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“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“BCA Amount” has the meaning set forth in Section 3.04(a).

“Beneficial Owner” means, with respect to any security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeemed Member is subject, which period restricts the ability of such Redeemed Member to immediately resell shares of Common Stock to be delivered to such Redeemed Member in connection with a Redemption.

“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for U.S. federal income tax purposes, except as follows: (a) the initial Book Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution; (b) immediately prior to the Distribution by the Company of any Company asset to a Member, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution; (c) the Book Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values (taking Code Section 7701(g) into account), as reasonably determined in good faith by the Manager, as of the following times: (i) the acquisition of an additional Company Interest in the Company by a new or existing Member in consideration of a Capital Contribution of more than a de minimis amount; (ii) the Distribution by the Company to a Member of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Member’s Company Interest; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, that adjustments pursuant to clauses (i) and (ii) above need not be made if the Manager reasonably determines in good faith that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustment does not adversely and disproportionately affect any Member; (d) the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (c) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph; and if the Book Value of a Company asset has been determined pursuant to paragraph (a) or adjusted pursuant to paragraphs (c) or (d) above, such Book Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Company asset for purposes of computing Profits and Losses.

“Business Combination Agreement” means that certain Agreement of Merger and Business Combination Agreement, dated as of July 10, 2019, by and among the Company, the Corporation, Buddy’s Newco, LLC, a Delaware limited liability company (“Buddy’s”), Franchise Group B Merger Sub, LLC, a Delaware limited liability company and an indirect wholly-owned Subsidiary of the Corporation (“Merger Sub”), and Vintage RTO, L.P., a Delaware limited partnership, solely in its capacity as the representative of the members of Buddy’s, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

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“Business Combination Closing” means the consummation of the merger of Merger Sub with and into Buddy’s pursuant to the Business Combination Agreement.

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York City, New York generally are authorized or required by Law to close.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member contributes (or is deemed to contribute) to the Company pursuant to Article III hereof.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Certificate of Designation” means that certain Certificate of Designation providing for the designations, powers, preferences, rights, qualifications, limitations and restrictions of the Voting Non-Economic Preferred Stock, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, which Certificate of Designation was approved by the Corporate Board and the special committee of independent directors of the Corporate Board and filed by the Corporation with the Secretary of State of the State of Delaware on or prior to the Business Combination Closing in accordance with the Business Combination Agreement.

“CFC” has the meaning set forth in Section 9.05(b).

“Change of Control” means any of the following: (i) with respect to the Company, any transaction or series of integrated transactions that result in (a) a sale of all or substantially all of the Company’s assets determined on a consolidated basis, or (b) a sale of a majority of the Company’s outstanding Units (other than (1) to the Corporation, (2) in a Permitted Transfer or (3) as a result of a Redemption in accordance with Article XI), in any such case, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise; or (ii) with respect to the Corporation, any transaction or series of integrated transactions that result in (a) a sale of all or substantially all of the Corporation’s assets determined on a consolidated basis, (b) a sale of a majority of the outstanding shares of Common Stock, or (c) any transaction pursuant to which the holders of the outstanding capital stock of the Corporation prior to the transaction hold less than 50% of the outstanding capital stock of the Corporation following the transaction, in any such case, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise. Notwithstanding the foregoing, (A) a “Change of Control” shall not be deemed to have occurred (i) as a result of the Tender Offer or (ii) by virtue of the consummation of any transaction or series of integrated transactions (v) immediately following which the record holders of the Company’s outstanding Units or the record holders of shares of Common Stock, as applicable, immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which own all or substantially all of the assets of the Company or the Corporation, as applicable, immediately following such transaction or series of transactions, nor (w) solely between the Company or any of its wholly-owned Subsidiaries, on the one hand, and the Company or any of its wholly-owned Subsidiaries, on the other hand, nor (x) solely between the Corporation or any of its wholly-owned Subsidiaries, on the one hand, and the Corporation or any of its wholly-owned Subsidiaries, on the other hand, nor (y) solely for the purpose of changing the jurisdiction of domicile of the Company or the Corporation, as applicable, nor (z) solely for the purpose of changing the form of entity of the Company or the Corporation, as applicable, and (B) neither the merger of Merger Sub with and into Buddy’s, with Buddy’s surviving such merger, in accordance with the Business Combination Agreement nor the acquisition of shares of Common Stock by Tributum, L.P. pursuant to the Subscription Agreements nor the TO Redemption shall constitute a “Change of Control”.

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“CIC Redeemed Member” has the meaning set forth in Section 11.06(a).

“CIC Redeemed Shares” has the meaning set forth in Section 11.06(a).

“CIC Redeemed Units” has the meaning set forth in Section 11.06(a).

“CIC Redemption” has the meaning set forth in Section 11.06(a).

“CIC Redemption Date” has the meaning set forth in Section 11.06(b).

“CIC Redemption Notice” has the meaning set forth in Section 11.06(a).

“CIC Redemption Right” has the meaning set forth in Section 11.06(a).

“CIC Retraction Notice” has the meaning set forth in Section 11.06(c).

“Closing Subscription Agreement” means that certain Subscription Agreement, dated as of the date hereof, by and between Tributum, L.P. and the Corporation pursuant to which Tributum, L.P. has subscribed for certain shares of Common Stock concurrently with this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Corporation.

“Common Unit” means a Unit representing a fractional part of the Company Interests of the Members (or a permitted Assignee) and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Distribution” has the meaning set forth in Section 11.01(f).

“Company Interest” means the interest of a Member (or a permitted Assignee) in Profits, Losses and Distributions, and is a “limited liability company interest” of the Company within the meaning of the Delaware Act.

“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Conditional Redemption” has the meaning set forth in Section 11.01(b).

“Corporate Board” means the Board of Directors of the Corporation.

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“Corporation” has the meaning set forth in the recitals to this Agreement, together with its permitted successors and assigns.

“Corporation Bylaws” means the Second Amended and Restated Bylaws of the Corporation, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Corporation Certificate” means the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Corporation Gross Income Allocations” has the meaning set forth in Section 5.02(a).

“Corporation Restricted Shares” has the meaning set forth in Section 3.04(a).

“Credit Agreements” means, collectively, (i) that certain Credit Agreement, dated as of May 16, 2019, by and among the Corporation, as borrower, the lenders party thereto and Citizens Bank, N.A., as administrative agent (as amended by that certain First Amendment to Credit Agreement, dated as of June 25, 2019, by and among the Corporation, as borrower, the other borrowers or guarantors party thereto, the lenders party thereto and Citizens Bank, N.A., as administrative agent, that certain Second Amendment to Credit Agreement and Assumption Agreement, dated as of the date hereof, by and among the Corporation, the other borrowers or guarantors party thereto, the lenders party thereto and Citizens Bank, N.A., as administrative agent and as otherwise amended, restated, supplemented or otherwise modified from time to time), including any one or more refinancings or replacements thereof, in whole or in part, with any other debt facility or debt obligation, and (ii) that certain Credit Agreement, dated as of the date hereof, by and among Buddy’s Newco, LLC and Buddy’s Franchising and Licensing LLC, as borrowers, the lenders party thereto and Kayne Solutions Fund, L.P., as administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified from time to time), including any one or more refinancings or replacements thereof, in whole or in part, with any other debt facility or debt obligation).  Each Credit Agreement referenced in clauses (i) and (ii) of this definition is referred to herein as a “Credit Agreement”.

“Delaware Act” means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor thereto.

“Depreciation” means, for each Taxable Year or other Fiscal Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to property for such Taxable Year or other Fiscal Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Taxable Year or other Fiscal Period shall be the amount of book basis recovered for such Taxable Year or other Fiscal Period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property, the Book Value of which differs from its adjusted tax basis at the beginning of such Taxable Year or other Fiscal Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year or other Fiscal Period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any property at the beginning of such Taxable Year or other Fiscal Period is zero dollars ($0.00), Depreciation with respect to such property shall be determined with reference to such beginning Book Value using any reasonable method selected by the Manager.

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“DGCL” means the General Corporation Law of the State of Delaware, as it may be amended from time to time, and any successor thereto.

“Discount” has the meaning set forth in Section 6.06.

“Distributable Cash” shall mean, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes subject, to the extent the Credit Agreements are in effect, any limitations on such amount pursuant to the Credit Agreements (and without otherwise violating any applicable provisions of or resulting in a default (or an event that, with notice or the lapse of time or both, would constitute a default) under the Credit Agreements).

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, (b) any other payment made by the Company to a Member in redemption or repurchase of all or a portion of such Member’s Units (including, without limitation, in connection with a Redemption) or (c) any amounts payable pursuant to Section 6.06.

“Effective Time” has the meaning set forth in Section 16.17.

“Equity Plan” means any stock, stock option or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Corporation.

“Equity Securities” means (i) with respect to the Company or any of its Subsidiaries, (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company and (ii) with respect to the Corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Event of Withdrawal” means the occurrence of any event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including, without limitation, a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, a sale of assets by, or liquidation of, a Member pursuant to an election under Section 338 of the Code, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Company and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Company’s annual accounting period.

“Governmental Approval” means all authorizations, filings, grants, exemptions, variances, orders, certifications, determinations, registrations, permits, licenses and approvals with or of any Governmental Entity, pursuant to applicable Law.

“Governmental Entity” means any (i) federal, state, local, or municipal, foreign, international, multinational or other government or quasi-governmental body or authority, including any political subdivision, department, commission, board, subdivision, bureau, agency, instrumentality, court, branch, tribunal, or other regulatory, self-regulatory, administrative, or judicial authority thereof; (ii) any government-owned or controlled (in whole or in part) corporation, legal entity, or commercial enterprise; and (iii) any public international organization (including the United Nations, the World Bank and the International Monetary Fund).

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit B to this Agreement.

“Law” means any laws (statutory, common or otherwise), constitutions, treaties, conventions, ordinances, codes, rules, regulations, orders, injunctions, judgments, decisions, decrees, rulings, assessments, orders, legally enforceable policies or other similar requirements enacted, adopted, promulgated or applied by a Governmental Entity.

“Losses” means items of Company loss or deduction determined according to Section 5.01(b).

“Manager” means the Corporation, as the initial sole manager of the Company, or any other Person appointed as Manager in accordance with Section 6.04, each in such Person’s capacity as the manager of the Company.

“Member” means, as of any date of determination, (a) each of the members of the Company named on the Schedule of Members and (b) any Person admitted to the Company as a member (including as a Substituted Member or Additional Member) in accordance with this Agreement, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, in each case in their capacity as Members of the Company.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the same meaning as the term “partner nonrecourse debt minimum gain” in Treasury Regulations Section 1.704-2(i)(2).

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“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Section 1.704-2(i)(1) and 1.704-2(i)(2).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Officer” has the meaning set forth in Section 6.01(b).

“Original LLC Agreement” has the meaning set forth in the recitals to this Agreement.

“Original Member” has the meaning set forth in the recitals to this Agreement.

“Original Member Contribution” has the meaning set forth in Section 3.03.

“Other Agreements” has the meaning set forth in Section 10.04.

“Other Members” means the Members, other than the Original Member.

“Partnership Representative” has the meaning set forth in Section 9.03(a).

“Percentage Interest” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing such Member’s Units by the total Units of all Members at such time. The Percentage Interest of each Member shall be calculated to the 4th decimal place.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“PFIC” has the meaning set forth in Section 9.05(a).

“Post-Closing Subscription Agreement” means that certain Subscription Agreement, dated as of the date hereof, by and between Tributum, L.P. and the Corporation pursuant to which Tributum, L.P. may subscribe for shares of Common Stock in accordance with the terms contained therein.

“Preferred Tax Distribution” has the meaning set forth in Section 4.01(c).

“Pro rata,” “proportional,” “in proportion to,” and other similar terms, means, with respect to the holder of Units, pro rata based upon the number of such Units held by such holder as compared to the total number of Units outstanding.

“Profits” means items of Company income and gain determined according to Section 5.01(b).

“Reclassification Event” means any of the following: (i) any reclassification or recapitalization of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.04), (ii) any merger, consolidation or other combination involving or affecting the Common Stock, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock.

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“Redeemed Member” has the meaning set forth in Section 11.01(a).

“Redeemed Shares” has the meaning set forth in Section 11.01(a).

“Redeemed Units” has the meaning set forth in Section 11.01(a).

“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(b).

“Redemption Notice” has the meaning set forth in Section 11.01(a).

“Redemption Notice Date” has the meaning set forth in Section 11.01(a).

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Refund Offset Allocations” has the meaning set forth in Section 3.01(d).

“Related Person” has the meaning set forth in Section 7.01(c).

“Requisite Members” means the Members (which may include the Manager) holding at least seventy-five percent (75%) of the Common Units then outstanding.

“Retraction Notice” has the meaning set forth in Section 11.01(c).

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Section 754 Election” has the meaning set forth in Section 9.02.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Share Settlement” means, in connection with any Redemption or CIC Redemption, one (1) share of Common Stock for (i) every one (1) Common Unit plus (ii) one-fifth (1/5th) of a share of Voting Non-Economic Preferred Stock.

“Subscription Agreements” means the Closing Subscription Agreement and the Post-Closing Subscription Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

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“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Tax Advance” has the meaning set forth in Section 4.01(b)(ii).

“Tax Advance Date” means any date that is two Business Days prior to the date on which estimated U.S. federal income tax payments are required to be made by individual taxpayers and the due date for U.S. federal income tax returns of individual taxpayers (without regard to extensions).

“Tax Offset Allocations” has the meaning set forth in Section 4.01(d).

“Tax Receivable Agreement” has the meaning set forth in the Corporation Certificate.

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Tender Offer” means the tender offer to be commenced by the Corporation to purchase Common Stock pursuant to and in accordance with the Business Combination Agreement.

“TO Redemption” means (a) the pro rata redemption by the Company of a number of Common Units held by the Corporation and the Other Members at a price of $12.00 per Common Unit for an aggregate amount equal to the TO Redemption Amount, (b) the redemption by the Corporation for no consideration of a number of shares of Voting Non-Economic Preferred Stock held by the Other Members equal to (1) the number of Common Units held by the Other Members that are redeemed pursuant to clause (a) of this definition multiplied by (2) twenty percent (20%), and (c) the subscription by the Other Members for a number of shares of Common Stock equal to the number of Common Units held by the Other Members that are redeemed pursuant to clause (a) of this definition at a price of $12.00 per share of Common Stock and on substantially the same terms as provided to Tributum, L.P. as the subscriber in the Post-Closing Subscription Agreement (provided, that the representations and warranties of the Corporation made in connection with such subscription shall be limited to those representations and warranties of the Corporation set forth in Sections 5(a), (b), (c), (d), (e) and (f) of the Post-Closing Subscription Agreement).

“TO Redemption Amount” means an amount up to the result of (i) the amount necessary for the Corporation to purchase shares of Common Stock in the Tender Offer plus the amount of any fees, expenses or taxes or other amounts required to be paid by the Corporation pursuant to the Business Combination Agreement or incurred by the Corporation in connection with the Business Combination Agreement, but only to the extent not paid prior to the consummation of the Tender Offer, less (ii) the amounts received by the Corporation pursuant to the Closing Subscription Agreement less (iii) the amounts drawn (or that are permitted to be drawn), if any, under the Credit Agreement of the Corporation described in clause (i) of the definition of “Credit Agreement” for purposes of paying such fees, expenses, taxes or other amounts described in clause (i) of this definition; provided, however, that the TO Redemption Amount shall not exceed an amount equal to the proceeds of the Credit Agreement described in clause (ii) of the definition of the Credit Agreement minus the amounts paid in accordance with the Payoff Letters (as such term is defined in the Business Combination Agreement).

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“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance or other disposition (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) of (a) any interest (legal or beneficial) in any Equity Securities of the Company or (b) any equity or other interest (legal or beneficial) in any Member if a majority of the assets of such Member consist of Units; provided, however, that (i) a pledge, encumbrance, hypothecation or mortgage to a bank or other institutional lender to secure a loan for borrowed money by any Member shall not constitute a “Transfer” until the foreclosure thereof, and (ii) a “Transfer” of shares of Common Stock by a Member shall not constitute a “Transfer” of Units.

“Treasury Regulations” means the regulations promulgated under the Code and any corresponding provisions of succeeding regulations.

“Unit” means a Company Interest of a Member or a permitted Assignee in the Company representing a fractional part of the Company Interests of all Members and Assignees as may be established by the Manager from time to time in accordance with Section 3.02; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement, and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

“Voting Non-Economic Preferred Stock” means the Voting Non-Economic Preferred Stock, par value $0.01 per share, of the Corporation created pursuant to the Certificate of Designation.

Article II
ORGANIZATIONAL MATTERS

Section 2.01            Formation of Company. The Company was formed on July 2, 2019 pursuant to the provisions of the Delaware Act.

Section 2.02            First Amended and Restated Limited Liability Company Agreement. The Company and the Members hereby execute this Agreement for the purpose of continuing the affairs of the Company without dissolution and the conduct of its business in accordance with the provisions of the Delaware Act. This Agreement amends and restates the Original LLC Agreement in its entirety and shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company effective as of the date set forth above. The Members hereby agree that during the term of the Company set forth in Section 2.06, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. Notwithstanding the foregoing, Section 18-210 of the Delaware Act shall not apply or be incorporated into this Agreement.

Section 2.03            Name. The name of the Company shall be “Franchise Group New Holdco, LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time in accordance with the Delaware Act. Notification of any such change shall be given to all of the Members and, to the extent practicable, to all of the holders of any Equity Securities then outstanding. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

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Section 2.04            Purpose. The business and purpose of the Company shall be to carry on any lawful business, purpose or activity as is permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement.

Section 2.05            Principal Office; Registered Office. The principal office of the Company shall be at 1716 Corporate Landing Parkway, Virginia Beach, VA 23454, or such other place as the Manager may from time to time designate. The address of the registered office of the Company in the State of Delaware shall be 3411 Silverside Road, Suite 104, Wilmington, County of New Castle, DE 19810, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporate Creations Network, Inc. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware in accordance with the Delaware Act.

Section 2.06            Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue until dissolution of the Company in accordance with the provisions of Article XIV. The existence of the Company shall continue as a separate legal entity until cancellation of the Certificate as provided in the Delaware Act.

Section 2.07            No State-Law Partnership. The Company and the Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal (and applicable state and local) income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Article III
MEMBERS; UNITS; CAPITALIZATION

Section 3.01            Members.

(a)                The Original Member previously was admitted as a Member and hereby continues as a Member. The Company is hereby authorized to, and shall, issue such Common Units as required in accordance with the Business Combination Agreement and Section 3.03 of this Agreement and the Company is hereby authorized to authorize such other Units as permitted and in accordance with this Agreement. Upon the issuance of Units to a Person other than the Original Member pursuant to the immediately preceding sentence, such Person shall automatically be admitted as a Member upon such Person’s execution of this Agreement or a Joinder notwithstanding any other provision of this Agreement to the contrary.

(b)                The Company shall maintain a schedule setting forth: (i) the name of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units; and (iv) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”). The applicable Schedule of Members immediately after giving effect to the Business Combination Closing (assuming the Other Members have been paid in full the consideration they are entitled to receive pursuant to the Business Combination Agreement in connection with the Business Combination Closing) and the Original Member Contribution is set forth on Schedule 1 to this Agreement. The Schedule of Members shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on the Schedule of Members as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act.

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(c)                No Member shall be required to make any additional Capital Contributions without such Member’s consent. No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company.

(d)                Tax Refunds of the Corporation. All refunds for taxes received by the Corporation after the Effective Time that are attributable to taxable periods (or portions thereof) ending on or before the Effective Time shall be promptly transferred to the Company for no consideration and no additional Units shall be issued to the Corporation in respect of any such transfer. To the extent such refunds are taxable to the Corporation, the transfer of such portion of the refunds shall constitute an increase in the Capital Account of the Corporation and the Company shall allocate an amount of trade or business expenditures (that are deductible under Section 162 of the Code) to the Corporation equal to such portion of the refunds so that there is no net effect on the Capital Accounts (“Refund Offset Allocations”). To the extent such refunds are not taxable to the Corporation, the transfer of such portion of the refunds shall constitute an increase in the Capital Account of the Corporation and the Company shall record a decrease in the Book Value of property contributed by the Corporation pursuant to Section 3.03 (as if such adjustment to the Book Value of property were treated similar to purchase price adjustments for U.S. federal income tax purposes) so that there is no net effect on the Capital Accounts. All refunds for taxes received by the Corporation that are attributable to taxable periods (or portions thereof) beginning after the Effective Time shall be promptly transferred to the Company for no consideration as an increase in the Corporation’s Capital Account but where no additional Units shall be issued to the Corporation in respect of any such transfer. In such an event, (i) the Capital Account of each Member other than the Corporation shall be increased in an amount equal to the increase in the Corporation’s Capital Account described in the preceding sentence divided by the percentage of Units held by the Corporation times the percentage of Units held by such Member, (ii) the Tax Advances made to such Member shall be deemed to be increased by the amount calculated in clause (i) of this sentence, and (iii) no additional Units shall be issued to such Member in respect of any such increase in such Member’s Capital Account.

Section 3.02            Units. Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. Immediately after the Effective Time, the Units will be comprised of a single class of Common Units. To the extent required pursuant to Section 3.04(a), the Manager may create one or more classes or series of Common Units or preferred Units solely to the extent they are in the aggregate substantially equivalent to a class of common stock of the Corporation or class or series of preferred stock of the Corporation.

Section 3.03            The Original Member Contribution. Pursuant to the Business Combination Agreement, prior to the Effective Time, the Corporation has contributed to the Company all of the assets thereof (including the equity interests of certain Subsidiaries of the Corporation), and as of the Effective Time in exchange therefor, the Company has converted the Common Units (as defined in the Original LLC Agreement) of the Corporation into the number of Common Units set forth next to the Corporation’s name on Schedule 1 (the “Original Member Contribution”). As a result of the Business Combination Closing, the parties hereto acknowledge and agree that the Original Member Contribution will result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Treasury Regulations Sections 1.704-1(b)(2)(iv)(d) and 1.704-1(b)(2)(g).

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Section 3.04            Authorization and Issuance of Additional Units.

(a)                If at any time following the Business Combination Closing (including pursuant to Article XI) the Corporation issues a share of its Common Stock or any other Equity Security of the Corporation (excluding the Voting Non-Economic Preferred Stock issued pursuant to the Business Combination Agreement), (i) the Company shall issue to the Corporation one Common Unit (if the Corporation issues a share of Common Stock) or such other Equity Security of the Company (if the Corporation issues Equity Securities other than Common Stock) corresponding to the Equity Securities issued by the Corporation, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation, and (ii) the net proceeds (or property) received by the Corporation with respect to the corresponding share of Common Stock or other Equity Security issued by the Corporation, if any, shall be concurrently contributed by the Corporation to the Company as a Capital Contribution; provided, that no such contributions shall occur or be required to occur in respect of, and no Units shall be issued to the Corporation with respect to, the proceeds received by the Corporation pursuant to the Subscription Agreements, except to the extent that the amount of such proceeds exceeds an amount equal to (the “BCA Amount”): (x) the amount required by the Corporation to purchase shares of Common Stock in the Tender Offer, plus (y) the amount of any fees, expenses or taxes or other amounts required to be paid by the Corporation pursuant to the Business Combination Agreement or incurred by the Corporation in connection with the Business Combination Agreement, but only to the extent not paid prior to the consummation of the Tender Offer, less (z) the amounts drawn (or that are permitted to be drawn), if any, under the Credit Agreement of the Corporation described in clause (i) of the definition of “Credit Agreement” for purposes of paying such fees, expenses, taxes or other amounts described in clause (y) of this Section 3.04(a), it being agreed that if the amount of such proceeds exceeds the BCA Amount, then the Corporation shall contribute such excess proceeds to the Company as a Capital Contribution promptly following the consummation of the Tender Offer and shall be issued Common Units in respect thereof at a price equal to $12.00 per Common Unit. Notwithstanding the foregoing, this Section 3.04(a) shall not apply to (A) (1) the issuance and distribution to holders of shares of Common Stock of rights to purchase Equity Securities of the Corporation under a “poison pill” or similar shareholders rights plan or (2) the issuance (including under any Equity Plan) of any warrants, options, other rights or property that are convertible into or exercisable or exchangeable for Common Stock, but shall in each of the foregoing cases apply to the issuance of Common Stock in connection with the conversion, exercise or settlement of such rights, warrants, options or other rights or property, mutatis mutandis, (B) the issuance of Common Stock or restricted stock units covering shares of Common Stock pursuant to any Equity Plan that is restricted, subject to forfeiture or otherwise unvested upon issuance (“Corporation Restricted Shares”), but shall apply upon the vesting of such Corporation Restricted Shares, mutatis mutandis, or (C) the issuance of Common Stock pursuant to the TO Redemption. Except pursuant to Article XI or the potential contribution referred to above in the proviso to this Section 3.04(a) in respect of the BCA Amount, (I) the Company may not issue any additional Common Units to the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary issues or sells an equal number of shares of Common Stock to another Person, and (II) the Company may not issue any other Equity Securities of the Company to the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary issues or sells, to another Person, an equal number of shares Equity Securities of the Corporation or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company.

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(b)                The Company shall only be permitted to issue additional Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.01(a), Section 3.02, Section 3.03, this Section 3.04 and Section 3.11 or as otherwise determined by the Manager (including as consideration in the acquisition by the Company or any Subsidiary thereof of any other Person or the assets thereof, whether by merger, stock or equity purchase, asset purchase or otherwise).

(c)                The Company shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Common Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities of the Corporation and the Company. The Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to any other exchangeable or convertible securities of the Corporation and the Company. The Company shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of any outstanding Equity Securities of the Company (other than the Common Units) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Corporation, with corresponding changes made with respect to any other exchangeable or convertible securities of the Corporation and the Company. The Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of any outstanding Equity Securities of the Corporation (other than the Common Stock) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Company, with corresponding changes made with respect to any other exchangeable or convertible securities of the Corporation and the Company.

Section 3.05            Repurchases or Redemptions.

(a)                Subject to Section 3.05(b), if the Corporation or any of its Subsidiaries redeems, repurchases or otherwise acquires (excluding pursuant to the Tender Offer) (i) any shares of Common Stock, then the Company shall substantially simultaneously redeem, repurchase or otherwise acquire from the Corporation an equal number of Common Units for the same price per security; or (ii) any other Equity Securities of the Corporation (excluding the Voting Non-Economic Preferred Stock), then the Company shall substantially simultaneously redeem, repurchase or otherwise acquire from the Corporation an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation for the same price per security; provided, however, that, for the avoidance of doubt, no such redemption shall be effected in respect of any shares of Common Stock acquired by the Corporation in the Tender Offer. Subject to Section 3.05(b), the Company may not redeem, repurchase or otherwise acquire (A) any Common Units from the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Common Stock for the same price per security from holders thereof or (B) any other Equity Securities of the Company from the Corporation or any of its Subsidiaries unless substantially simultaneously the Corporation or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of the Corporation of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of the Corporation. Notwithstanding the foregoing provisions of this Section 3.05(a), to the extent that any consideration payable by the Corporation in connection with the redemption or repurchase of any shares of Common Stock or other Equity Securities of the Corporation or any of its Subsidiaries consists (in whole or in part) of shares of Common Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

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(b)                Irrespective of any other term or condition set forth in this Agreement, (i) the Corporation and the Manager may cause the TO Redemption to be undertaken by the Company and the Members without any further consent or action on the part of the other Members and such TO Redemption may be effected via the direct transfer of the redemption consideration payable to the Other Members pursuant to clause (a) of the definition of TO Redemption to the Corporation as payment for the corresponding issuance of shares of Common Stock pursuant to clause (c) of the definition of TO Redemption to the Other Members, (ii) the purchase of the corresponding number of shares of Common Stock by the Corporation in the Tender Offer shall satisfy the requirement in Section 3.05(a) for the Corporation to redeem a number of shares of Common Stock equal to the number of Common Units redeemed by the Company from the Corporation pursuant to clause (a) of the definition of TO Redemption, and (iii) the redemption of Common Units by the Company from the Corporation pursuant to clause (a) of the definition of TO Redemption shall satisfy the requirement in Section 3.05(a) for the Company to redeem Common Units from the Corporation with respect to a corresponding number of shares of Common Stock purchased by the Corporation pursuant to the Tender Offer. In addition, if the TO Redemption is effected, then the Corporation shall enter into a subscription agreement with the Other Members in respect of the investment to be made thereby in the Corporation as contemplated by clause (c) of the definition of TO Redemption, which subscription agreement shall be substantially on the form and terms set forth in the Closing Subscription Agreement. Each Member shall execute and deliver all documents, agreements, certificates and any other instruments and take any and all actions, in each case, that are reasonably necessary or appropriate to effect the TO Redemption.

Section 3.06            Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a)                Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by two officers of the Company, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. The Manager agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless thereafter all Units then outstanding are represented by one or more certificates; provided, that in such event, (i) each Unit shall constitute a “security” within the meaning of, and also be governed by, (A) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (B) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995, and (ii) the Company shall maintain books for the purpose of registering the Transfer of Units, and a Transfer of Units shall, subject to compliance with all other provisions of this Agreement regarding Transfers, be effected by the Company’s registering the Transfer upon delivery of an endorsed certificate representing the Units being transferred.

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(b)                If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c)                Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.07            Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.08            No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.09            Loans from Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.10            Equity Plans.

(a)                Tax Treatment. Solely for U.S. federal (and applicable state and local) income tax purposes, the issuance of shares of Common Stock in connection with any Equity Plan, whether as a result of exercise of a stock option granted over shares of Common Stock or in connection with the grant of Corporation Restricted Shares, shall be treated, if and as applicable, in accordance with Treasury Regulations Sections 1.1032-3(b) and 1.83-6(d).

(b)                Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Corporation, the Company or any of their respective Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Corporation, amendments to this Section 3.10 may become necessary or advisable and that any approval or consent to any such amendments requested by the Corporation shall be deemed granted by the Manager without the requirement of any further consent or acknowledgement of any other Member.

(c)                Anti-dilution Adjustments. For all purposes of this Section 3.10, the number of shares of Common Stock and the corresponding number of Common Units shall be determined after giving effect to all anti-dilution or similar adjustments that are applicable, as of the date of exercise or vesting, to the option, warrant, restricted stock or other equity interest that is being exercised or becomes vested under the applicable Equity Plan and applicable award or grant documentation.

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Section 3.11            Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Common Stock, or (b) if the Corporation elects instead to issue new shares of Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Corporation a number of Common Units equal to the number of new shares of Common Stock so issued.

Article IV
DISTRIBUTIONS

Section 4.01            Distributions.

(a)                Distributable Cash; Other Distributions. To the extent permitted by applicable Law and this Agreement, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Manager shall determine using such record date as the Manager may designate; such Distributions shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Section 4.01(b), Section 4.01(c) and Section 14.02; and provided, further, that, notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Member to the extent such Distribution would violate Section 18-607 or Section 18-804 of the Delaware Act. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the Manager shall give notice to each Member of the record date, the amount and the terms of the Distribution and the payment date thereof.

(b)                Tax Distributions. With respect to any period (or the portion thereof) ending after the date hereof:

(i)                 The Company shall, to the extent permitted by applicable Law, and subject to the availability of funds and any restrictions contained in any agreement to which the Company or any of its Subsidiaries is bound, make distributions to all Members pro rata, in accordance with each Member’s Percentage Interest, on a quarterly basis and in such amounts as necessary to enable the Corporation to timely (x) satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities, and (y) meet its obligations pursuant to the Tax Receivable Agreement. For avoidance of doubt, Section 4.01(c) shall apply prior to the application of this Section 4.01(b)(i).

(ii)               If a Member (other than the Corporation) has an Assumed Tax Liability at a Tax Advance Date in excess of the sum of the amount of distributions under Section 4.01(a) and Section 4.01(b)(i) and any Tax Advances made to such Member, in each case during the taxable year or portion thereof ended on or prior to such Tax Advance Date, the Company shall, to the extent permitted by applicable Law, and subject to the availability of funds and any restrictions contained in any agreement to which the Company or any of its Subsidiaries is bound, make advances to such Member in an amount equal to such excess (a “Tax Advance”). Any such Tax Advance shall be treated as an advance against and, thus, shall reduce dollar-for-dollar (without duplication), any future distributions that would otherwise be made to such Member pursuant to Section 4.01(a) and Section 14.02(c). If either (1) a Tax Advance is made with respect to a Member (other than the Corporation) based on an estimate of the Member’s Assumed Tax Liability and it is later determined that the Tax Advance exceeded the Member’s actual Assumed Tax Liability or (2) the Member’s Assumed Tax Liability is reduced by reason of a final partnership adjustment from the Internal Revenue Service, the excess of such Member’s actual or recomputed Assumed Tax Liability over the previous Tax Advances made to such Member shall be taken into account for purposes of making subsequent Tax Advances or Distributions to such Member. In addition, to the extent the Member has been allocated tax losses in a previous period, such losses shall be taken into account for purposes of making subsequent Tax Advances to such Member. If there is a Tax Advance outstanding with respect to a Member who (x) elects to participate in a Redemption or is required to participate in a CIC Redemption, or (y) Transfers Units pursuant to the provisions of Article X (other than in a Permitted Transfer), then in each case such Member shall repay or cause the transferee to repay to the Company within fifteen (15) days after the Redemption Date or the date of such Transfer, as the case may be, an amount of cash equal to the proportionate share of such Tax Advance relating to its Units subject to the Redemption or Transfer (determined at the time of the Redemption or Transfer based on the number of Units subject to the Redemption or Transfer as compared to the total number of Units held by such Member); provided; however, that in the case of a Transfer described in clause (y), such Member shall not be relieved from any liabilities associated with and the obligation to repay its existing Tax Advance relating to such Units subject to the Transfer, and if the transferee fails to repay to the Company such amount equal to the proportionate share of such Member’s existing Tax Advance relating to such Units subject to the Transfer, such Member shall be obligated to promptly pay such amount to the Company on the terms set forth herein; provided, further, that in no event shall the obligation to repay any Tax Advance (or a proportionate share thereof) exceed the value of the Common Stock that such Member received in any Redemption (as of the date of such Redemption) or would have received if such Member had participated in a Redemption on the date of such Transfer. Subject to the terms set forth herein, the obligations of each Member pursuant to the preceding sentence shall survive the withdrawal of any Member or the Transfer of any Member’s Units and shall apply to any current or former Member. For the avoidance of doubt, any repayment of a Tax Advance pursuant to the previous sentence shall not be treated as a Capital Contribution.

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(c)                Special Tax Distributions to the Corporation. If the Corporation is allocated taxable income other than taxable income attributable to Corporation Gross Income Allocations, Tax Offset Allocations and Refund Offset Allocations (for any reason whatsoever, including by reason of a final partnership adjustment from the Internal Revenue Service) in excess of an amount equal to (i) the taxable income (other than taxable income attributable to Corporation Gross Income Allocations, Tax Offset Allocations and Refund Offset Allocations) allocated to Members other than the Corporation divided by (ii) the percentage of Units held by Members other than the Corporation times (iii) the percentage of Units held by the Corporation, the Company shall make distributions to the Corporation in such amounts as necessary to enable the Corporation to timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities attributable to such excess taxable income. Payments pursuant to this Section 4.01(c) are defined as “Preferred Tax Distributions.” For avoidance of doubt, the payment of a Preferred Tax Distribution to the Corporation shall not entitle the Members other than the Corporation to any increased distribution rights under this Agreement (and the number of Units issued to each Member shall not be adjusted). In order to illustrate the application of and interaction of Preferred Tax Distributions and Corporation Gross Income Allocations, see Exhibit D.

(d)                Prior Tax Obligations of the Corporation. All taxes paid by the Corporation after the Effective Time that are attributable to taxable periods (or portions thereof) ending on or before the Effective Time (including but not limited to any Taxes attributable to Section 965 of the Code and any Taxes imposed on the Corporation by reason of (i) the Business Combination Agreement or the Tender Offer or (ii) the recognition of income under Section 481(a) of the Code with respect to changes in accounting methods made prior to the Effective Time) shall be promptly reimbursed to the Corporation by the Company for no consideration and such reimbursement shall not entitle the Members to any increased distribution rights under this Agreement (and the number of Units issued to each Member shall not be adjusted). To the extent such payments of tax are deductible by the Corporation, the reimbursement of such portion of the taxes shall constitute a reduction in the Capital Account of the Corporation and the Company shall allocate an amount of gross income (that is taxable under the Code) to the Corporation equal to such portion of the tax payments so that there is no net effect on the Capital Accounts (“Tax Offset Allocations”). To the extent such payments of tax are not deductible by the Corporation, the reimbursement of such portion of the taxes shall constitute reductions in the Capital Account of the Corporation and the Company shall record an increase in the Book Value of property contributed by the Corporation pursuant to Section 3.03 (as if such adjustment to the Book Value of property were treated similar to purchase price adjustments for U.S. federal income tax purposes) so that there is no net effect on the Capital Accounts.

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Section 4.02            Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to any Member on account of any Company Interest if such Distribution would violate any applicable Law or the terms of any Credit Agreement or result in a default (or an event that, with notice or the lapse of time or both, would constitute a default) thereunder.

Article V
CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01            Capital Accounts.

(a)                The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the reasonable discretion of the Manager), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. The Capital Account balance of each of the Members as of the date hereof, as adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (if applicable), is its respective “Contribution Closing Capital Account Balance” set forth on the Schedule of Members.

(b)                For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that in determining the amount of Profits and Losses:

(i)                 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 5.01(b) shall be added to such taxable income or loss.

(ii)               The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.

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(iii)             If the Book Value of any Company property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f) (including all such adjustments under Sections (b) or (c) of the definition of Book Value), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iv)              Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(v)                In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing Profits or Losses, there shall be taken into account Depreciation for such Taxable Year or other Fiscal Period.

(vi)              To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

(vii)            Notwithstanding any other provision of this Section 5.01(b), items specifically allocated under Section 5.03 shall be excluded from the computation of Profits and Losses.

Section 5.02            Allocations.

(a)                The Company shall allocate an amount of its gross income to a Member equal to the Preferred Tax Distributions paid to such Member. Allocations pursuant to this Section 5.02(a) are defined as “Member Gross Income Allocations”.

(b)                After giving effect to the Member Gross Income Allocations, Tax Offset Allocations and Refund Offset Allocations and the allocations under Section 5.03, and subject to Section 5.04, Profits and Losses (and items of gross income, deductions, gains and losses if necessary) shall be allocated to the Members in such a manner so that the Capital Account of each Member equals (as of the end of such period and to the fullest extent possible) the amount equal to the excess of (a) the hypothetical amount that would be distributed to such Partner if all assets of the Company were sold for cash equal to their respective book values (determined for purposes of Treasury Regulations Section 1.704-1(b)(2)(iv)), all Company liabilities were satisfied in cash according to their terms (limited with respect to each Nonrecourse Liability to the book value of the assets securing such liability), and the net proceeds of such hypothetical sale were distributed to the Members pursuant to the order and priority of Section 4.01, over (b) the sum of the amount, if any, which such Member is unconditionally obligated to contribute to the capital of the Company and such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain computed immediately prior to such hypothetical sale.

Section 5.03            Regulatory and Special Allocations.

(a)                Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Section 5.03, if there is a net decrease in the Company Minimum Gain during any Taxable Year, each Member shall be allocated items of Company income and gain for such Taxable Year (and, if necessary, for subsequent Taxable Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.03(a) is intended to comply with the “minimum gain chargeback” requirement as described in Treasury Regulations Section 1.704-2(f) and shall be interpreted in a manner consistent therewith.

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(b)                Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Section 5.03, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Taxable Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Taxable Year (and, if necessary, for subsequent Taxable Years) in an amount equal to such Member’s shares of the net decrease in Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.03(b) is intended to comply with the “partner minimum gain chargeback” requirements as described in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted in a manner consistent therewith.

(c)                If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Section 5.03(a) and Section 5.03(b) but before the application of any other provision of this Section 5.03(c), then items of Company income and gain for such Taxable Year shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided, that an allocation pursuant to this Section 5.03(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5.03 have been tentatively made as if this Section 5.03(c) were not in the Agreement. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)                In the event any Member has an Adjusted Capital Account Deficit at the end of any Taxable Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.03(d) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5.03 have been tentatively made as if Section 5.03(c) and this Section 5.03(d) were not in the Agreement.

(e)                If the allocation of Losses to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(e).

(f)                 Nonrecourse Deductions for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests.

(g)                Any Member Nonrecourse Deductions for any Taxable Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

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(h)                Profits and Losses described in Section 5.01(b)(vi) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

(i)                 The allocations set forth in Section 5.03(a) through and including Section 5.03(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Taxable Year or other Fiscal Period there is a decrease in Company Minimum Gain, or in Member Minimum Gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.04            Tax Allocations.

(a)                The income, gains, losses, deductions and credits of the Company will be allocated, for U.S. federal (and applicable state and local) income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided, that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)                Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value in a manner consistent with Code Section 704(c) and the applicable Regulations using any reasonable method under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder as elected by the Manager in its sole discretion. With respect to property deemed contributed to the Company by the Corporation as a result of the transactions completed by operation of the Business Combination Agreement (including for avoidance of doubt, property contributed to the Company by the Corporation prior to the Business Combination Closing), the Company will apply the “traditional method” as described in Treasury Regulations Section 1.704-3(b) so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value. With respect to property held by Buddy’s immediately prior to the Effective Time, the Company will apply the “traditional method with curative allocations” as described in Treasury Regulations Section 1.704-3(c) so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value. In applying the “traditional method with curative allocations” with respect to the property contributed to the Company by the Members other than the Corporation (or revalued in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) to reflect the revaluation of Company property in connection with the transactions undertaken pursuant to the Business Combination Agreement), the curative allocations prior to the disposition of such property shall be limited by the lowest of the following amounts: (i) the amount necessary to offset the effect of the “ceiling rule” as described in Treasury Regulations Section 1.704-3(c), (ii) the amount equal to the trade or business expenditures (deductible under Code Section 162) allocated to the affected Member and (iii) the amount necessary to cause the affected Member to be allocated taxable income equal to the Company’s taxable income times the Member’s Percentage Interest. With respect to such property, the curative allocations at the time of the disposition of such property shall be limited by the lowest of the following amounts: (i) the amount necessary to offset the remaining effect of the “ceiling rule” as described in Treasury Regulations Section 1.704-3(c) after applying the previous sentence to current and previous periods and (ii) the amount equal to the gain from the sale of such property that is otherwise allocated to the Corporation. In order to illustrate the application of this paragraph, see Exhibit C.

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(c)                If the Book Value of any Company asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value in a manner consistent with Code Section 704(c) and the applicable Regulations using any reasonable method under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder as elected by the Manager in its sole discretion, provided, however, that the Manager should select reasonable methods that have the intended effect of causing taxable income to be allocated to the Members pro rata based on Percentage Interests.

(d)                In the event of a Transfer of Units, Profits and Losses and other items of income, gain, loss and deduction of the Company attributable to such transferred Units for the Fiscal Period in which such Transfer occurs shall be determined using either the interim closing of the books method or the proration method, as agreed to by the Corporation.

(e)                If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

(f)                 Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members pro rata as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(g)                Each Member’s share of the Company’s “excess nonrecourse liabilities” shall be determined in accordance with Treasury Regulations Section 1.752-3(a)(3) and shall be allocated to the Members using any reasonable method described in Treasury Regulations Section 1.752-3(a)(3), as elected by the Manager in its sole discretion.

(h)                Allocations pursuant to this Section 5.04 are solely for purposes of U.S. federal (and applicable state and local) income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

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Section 5.05            Withholding; Reimbursement for Payments on Behalf of a Member. The Company and its Subsidiaries may withhold from Distributions, allocations or portions thereof if it is required to do so by any applicable Law, and each Member hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member any amount of U.S. federal, state, or local or non-U.S. taxes that the Manager determines, in good faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement. The Company and its Subsidiaries may also withhold from Distributions, allocations or portions thereof to any Member any amount of U.S. federal, state, local or non-U.S. taxes that the Manager determines, in good faith, is attributable to a taxable period (or portion thereof) ending on or before the Effective Time. In addition, if the Company is obligated to pay any other amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member (including any imputed underpayment within the meaning of Section 6225 of the Code (or a similar provision of state or local law) with respect to items of income, gain, loss deduction or credit allocable or attributable to such Member, state personal property taxes and state unincorporated business taxes, but excluding payments such as professional association fees and the like made voluntarily by the Company on behalf of any Member based upon such Member’s status as an employee of the Corporation, the Company or any of their respective Subsidiaries), then such tax shall be treated as an amount of taxes withheld or paid with respect to such Member pursuant to this Section 5.05. For all purposes under this Agreement, any amounts withheld or paid with respect to a Member pursuant to this Section 5.05 shall be treated as having been distributed to such Member at the time such withholding or payment is made. Further, to the extent that the cumulative amount of such withholding or payment for any period exceeds the distributions to which such Member is entitled for such period, such Member shall reimburse the Company in full for the amount of such excess. The Manager may offset Distributions (including Tax Advances) to which a Person is otherwise entitled under this Agreement against such Person’s obligation to reimburse the Company under this Section 5.05. A Member’s obligation to reimburse the Company under this Section 5.05 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.05, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.05, including instituting a lawsuit to collect amounts owed under such reimbursement obligation with interest accruing from the date such withholding or payment is made by the Company at a rate per annum equal to the Base Rate (but not in excess of the highest rate per annum permitted by Law). Any income from such reimbursement (and interest) shall not be allocated to or distributed to the Member reimbursing such amount (and interest). Each Member hereby agrees to furnish to the Company such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled.

Article VI
MANAGEMENT

Section 6.01            Authority of Manager.

(a)                Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Manager and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. The Manager is an agent of the Company, and any action taken by the Manager shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Manager as set forth in this Agreement. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.03 and Section 6.04.

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(b)                The day-to-day business and operations of the Company may be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to any limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement (including in Section 6.07), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. An Officer may also perform one or more roles as an officer of the Manager or its Affiliates. The Manager may remove any Officer from office at any time, with or without cause. If any vacancy shall occur in any office, for any reason whatsoever, then the Manager shall have the right to appoint a new Officer to fill the vacancy.

(c)                Without limiting the generality of Section 6.01(a), but subject to the other provisions of this Agreement (including Section 11.01), the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, division, conversion, reorganization or other combination of the Company with or into another entity, all without any further act, vote or consent of any Member or any other Person (unless otherwise expressly provided herein).

Section 6.02            Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.

Section 6.03            Resignation; No Removal. The Corporation shall not, by any means, resign as, cease to be or be replaced as the Manager except in compliance with this Section 6.03. No resignation or replacement of the Corporation as the Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than the Corporation (or its successor, as applicable) as the Manager shall be effective unless the new Manager executes this Agreement and thereby assumes the obligations of the Manager hereunder. For the avoidance of doubt, except as provided in Section 6.04, the Members (other than the Corporation in accordance with this Agreement) have no right under this Agreement to remove or replace the Manager.

Section 6.04            Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation or its successor (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation or its successor in accordance with this Agreement) have no right under this Agreement to fill any vacancy in the position of Manager.

Section 6.05            Transactions Between Company and Manager. The Manager may cause the Company to contract and deal with the Manager or any Affiliate of the Manager; provided, that such contracts and dealings are either (i) on terms comparable to and competitive with those available to the Company from others dealing at arm’s length or (ii) are approved by the Members (other than the Manager and its controlled Affiliates) holding a majority of the Units (excluding Units held by the Manager and its controlled Affiliates) then outstanding and, in any case, would not violate any provisions of or result in a default (or an event that, with notice or the lapse of time or both, would constitute a default) under any Credit Agreement; provided further, that the terms set forth in this Section 6.05 shall not apply to contracts or dealings between or among the Company or its Subsidiaries or among Subsidiaries of the Company.

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Section 6.06            Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that the Common Stock is and will continue to be publicly traded and therefore the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members. Therefore, the Manager shall, to the extent permitted by applicable Law, and subject to the availability of funds and any restrictions contained in any agreement to which the Company or any of its Subsidiaries is bound, be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company, including all fees, expenses and costs of being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses), director and officer insurance expenses and indemnity and advancement obligations and maintaining its existence as a separate legal entity, but excluding, for the avoidance of doubt, any payment obligations of the Corporation under the Tax Receivable Agreement. Without limiting the generality of the foregoing, the Company hereby assumes and agrees to honor all rights of all current or future directors or officers of the Corporation to indemnification and advancement of expenses that may be currently or hereafter provided in the Corporation Certificate or Corporation Bylaws, and the Company agrees that all such directors and officers are third-party beneficiaries of this sentence. In the event that shares of Common Stock are sold to underwriters in any public offering after the Business Combination Closing, in each case, at a price per share that is lower than the price per share for which such shares of Common Stock are sold to the public in such public offering after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”), the Company shall (but only so long as the terms set forth in this sentence do not result in duplicative issuances when taking into account the terms set forth in Section 3.04) reimburse the Manager for such Discount by treating such Discount as an additional Capital Contribution made by the Manager to the Company, issuing Common Units in respect of such deemed Capital Contribution in accordance with Section 11.02, and increasing the Manager’s Capital Account by the amount of such Discount. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company or its Subsidiaries shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 6.07            Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles and delegate certain authority and duties to such Persons as the same may be amended, restated, supplemented or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

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Section 6.08            Limitation of Liability of Manager, Affiliates, etc.

(a)                None of the Manager’s Affiliates nor any former, current or future directors, officers, employees of the Manager or its Affiliates or other Representative or successor or assign of any of the foregoing shall be liable to the Company or to any Member for any act or omission performed or omitted by the Manager in its capacity as the sole manager of the Company pursuant to authority granted to the Manager by this Agreement, and no right of recovery against, and no recourse shall be had against, and no personal liability shall attach to, any Affiliates of the Manager or any of the former, current or future directors, officer or employees of the Manager or its Affiliates, or other Representative or successor or assign of any of the foregoing hereunder. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its officers, employees or agents, and, to the fullest extent permitted by applicable Law, shall not be responsible for any misconduct or negligence on the part of any such officer, employee or agent (so long as such officer, employee or agent was selected in good faith and with reasonable care). The Manager shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented by any Member, liquidating trustee, officer, employee of the Company, committees of the Company, Members or Manager, or by any other Person (including legal counsel, independent public accountants or other experts) as to matters the Manager reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Members or creditors might properly be paid. Any act of or failure to act by the Manager in reliance on such records, information, opinions, reports or statements shall in no event subject the Manager to liability to the Company or any Member that is not the Manager.

(b)                Subject to Section 6.11, whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and, to the fullest extent permitted by applicable Law and notwithstanding any duty otherwise existing at law, in equity or otherwise, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or any provision of law, in equity or otherwise, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in accordance with such express standard, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Manager or any of the Manager’s Affiliates.

Section 6.09            Investment Company Act. The Manager shall use reasonable best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 6.10            Outside Activities of the Manager. The Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Units or other Equity Securities of the Company, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of the Manager as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a securities exchange or over-the-counter market, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any sale of Equity Securities of the Corporation pursuant to the preceding clauses (d) and (e) shall be made available to the Company as Capital Contributions and the proceeds of any other financing raised by the Manager pursuant to the preceding clauses (d) and (e) shall be made available to the Company as loans or otherwise as appropriate and, provided, further, that the Manager may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Manager takes all necessary measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage loan or otherwise. Nothing contained herein shall be deemed to prohibit the Manager from executing any guarantee of indebtedness of the Company or its Subsidiaries. The provisions of this Section 6.10 shall apply only for so long as any Other Members hold Units.

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Section 6.11            Standard of Care. Subject to the second sentence of this Section 6.11, the Manager shall, in connection with the performance of its duties in its capacity as the Manager, have the same fiduciary duties to the Company and the Members as would be owed to a Delaware corporation and its stockholders by its directors and shall be entitled to the benefit of the same presumptions in carrying out such duties as would be afforded to a director of a Delaware corporation (as such duties and presumptions are defined, described and explained under the Laws of the State of Delaware as in effect from time to time). Notwithstanding anything to the contrary set forth in this Agreement, the Manager shall not be liable to the Company or its Members for monetary damages for any breach of fiduciary duty; provided, however, that this limitation of liability shall not eliminate or limit the liabilities of the Manager for any breach of the duty of loyalty to the Company or its Members or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the Manager otherwise existing at law or in equity, are agreed by the Members to replace, to the fullest extent permitted by applicable Law, such other duties and liabilities of the Manager.

Article VII
RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.01            Limitation of Liability and Duties of Members; Investment Opportunities.

(a)                Except as provided in this Agreement or in the Delaware Act, no Member (including the Manager) shall be obligated personally for any debt, obligation or liability of the Company solely by reason of being a Member or acting as the Manager of the Company; provided, that in the case of the Manager, and subject to the second sentence of Section 6.11, this sentence shall not in any manner limit (x) the liability of the Manager to the Company or any Member (other than the Manager) attributable to a breach by the Manager of any obligations of the Manager under this Agreement or (y) the liability of a Member to the Company or any Member to the extent resulting from a breach by such Member (and not any other Member) of any of its obligations under this Agreement. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b)                In accordance with the Delaware Act and the other laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. To the fullest extent permitted by applicable Law, it is the intent of the Members that no Distribution to any Member pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, then such obligation shall be the obligation of such Member and not of any other Member.

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(c)                Notwithstanding any other provision of this Agreement (subject to Section 6.08 and except as set forth in Section 6.11, in each case, with respect to the Manager), to the extent that, at law or in equity, any Member (or such Member’s Affiliate or any manager, equity holder, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of such Member or of any Affiliate of such Member (each Person described in this parenthetical, a “Related Person”)) has duties (including fiduciary duties (other than any fiduciary duty owed by such Member or Related Person to the Corporation)) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Company Interest or to any other Person bound by this Agreement, all such duties are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any. The elimination of duties to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement. Notwithstanding the foregoing, this Section 7.01(c) shall not apply in respect of any Member or Related Person who is an employee of the Corporation, the Company or any of their respective Subsidiaries solely in respect of such Member’s or Related Person’s position as an employee of the Corporation, the Company or any of their respective Subsidiaries.

(d)                Notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to any Member or to any Related Person of such Member, and no Member (or any Related Person of such Member) that acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or the Members will have any duty to communicate or offer such opportunity to the Company or the Members, or to develop any particular investment, and such Person will not be liable to the Company or the Members for breach of any fiduciary or other duty (other than any fiduciary duty owed by such Person to the Corporation) by reason of the fact that such Person pursues or acquires for, or directs such opportunity to, another Person or does not communicate such investment opportunity to the Members. Notwithstanding any duty (including any fiduciary duty (other than any fiduciary duty owed to the Corporation)) otherwise applicable at law or in equity, neither the Company nor any Member has any rights or obligations by virtue of this Agreement or the relationships created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of any such ventures outside the Company, even if competitive with the activities of the Company or the Members, will not be deemed wrongful or improper. Notwithstanding the foregoing, this Section 7.01(d) shall not apply in respect of any Member or Related Person who is the Manager or an employee of the Manager, the Company or any of their respective Subsidiaries solely in respect of such Member’s or Related Person’s position as an employee of the Manager, the Company or any of their respective Subsidiaries.

Section 7.02            Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on the Manager by Law and this Agreement.

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Section 7.03            No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 7.04            Indemnification.

(a)                Subject to Section 5.05, the Company hereby agrees to indemnify and hold harmless an Indemnified Person (as defined below) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities, damages and losses (including attorneys’ fees, judgments, amounts paid in settlement, fines, excise taxes, interest or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was serving as the Manager or Officer or is or was serving at the request of the Company as a manager, officer, general partner, director, principal or member of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (an “Indemnified Person”); provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ bad faith, willful misconduct or violation of Law in which such Indemnified Person or such Affiliate acted with knowledge that its conduct was unlawful, or, in the case of the Manager, for any breaches of any representations, warranties, covenants or obligations of the Manager contained herein or the duty of loyalty owed by the Manager or other liabilities of the Manager as described in the proviso to the second sentence of Section 6.11. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. Notwithstanding anything to the contrary herein, the Company shall control the defense of any claim, litigation or proceeding involving an Indemnified Person (other than the Manager) with respect to which such Indemnified Person (other than the Manger) is seeking indemnification hereunder and no Indemnified Person (other than the Manager) shall settle, compromise or consent to the entry of any order or judgment in respect of such proceeding without the prior written consent of the Company.

(b)                The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw or action by the Manager or otherwise.

(c)                The Company or the Corporation shall, or shall cause their respective Subsidiaries to, maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person (and the investment funds, if any, they represent) against any expense, liability or loss described in Section 7.04(a) whether or not the Company, the Corporation or any of their respective Subsidiaries would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company or the Corporation shall, or shall cause their respective Subsidiaries to, use commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company or the Corporation shall, or shall cause their respective Subsidiaries to, use commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount that is necessary or desirable as determined in good faith by the Manager.

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(d)                Notwithstanding any provision to the contrary in this Agreement, the indemnification and advancement of expenses to be provided by the Company pursuant to this Section 7.04 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

(e)                If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Section 7.05            Members’ Right to Act. Except as expressly provided in this Agreement, the Members shall not have any voting rights with respect to the Units. To the extent this Agreement requires the approval of the Members, the Members shall act through meetings or written consents as described in paragraphs (a) and (b) below:

(a)                Except as otherwise expressly provided by this Agreement, acts by the Members holding a majority of the outstanding Units entitled to vote on such matter, voting together as a single class, shall be the acts of the Members. Any Member entitled to vote at a meeting of Members may authorize another person or persons to act for it by proxy. An electronic mail, telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, .PDF, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 7.05(a). A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b)                The actions by the Members permitted hereunder may be taken at a meeting called by the Manager or by the Members holding a majority of the Units entitled to vote on such matter on at least forty eight (48) hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Reasonably prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

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Article VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01            Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.01 or pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Article III and Article IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 8.02            Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.

Article IX
TAX MATTERS

Section 9.01            Preparation of Tax Returns. The Manager shall arrange, at the Company’s expense, for the preparation and timely filing of all tax returns required to be filed by the Company. On or before each date that a Member’s estimated Taxes are due for each Taxable Year, the Company shall send to each Person who was a Member at any time during the prior quarter, an estimate of such Member’s state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for the prior quarter, which estimate shall have been reviewed by the Company’s outside tax accountants. The Company shall send to each Person who was a Member at any time during such Taxable Year, a statement showing such Member’s (A) final state tax apportionment information, (B) allocations to the Members of taxable income, gains, losses, deductions and credits for such Taxable Year, (C) a completed IRS Schedule K-1 and (D) all other information reasonably requested and necessary for the preparation of such Person’s U.S. federal (and applicable state and local) income tax returns. The Company shall make commercially reasonable efforts to send the information set forth in the preceding sentence no later than the later of (i) one-hundred eighty (180) days following the end of the prior Taxable Year, and (ii) thirty (30) Business Days after the issuance of the final financial statement report for a Fiscal Year by the Company’s auditors; provided, however, that in no event shall such information be delivered later than two-hundred ten (210) days following the end of the prior Taxable Year. Each Member shall notify the Company, and the Company shall take reasonable efforts to notify each of the other Members, upon receipt of any notice of tax examination of the Company by U.S. federal, state or local authorities. Subject to the terms and conditions of this Agreement, the Manager shall have the authority to prepare the tax returns of the Company using the elections set forth in Section 9.02 and such other permissible methods and elections as it determines in its reasonable discretion.

Section 9.02            Tax Elections. The Company and any eligible Subsidiary shall make an election pursuant to Section 754 of the Code and similar elections pursuant to any corresponding provisions of applicable state and local tax laws (collectively, “Section 754 Election”), shall not thereafter revoke such Section 754 Election and shall make a new Section 754 Election to the extent necessary. In addition, the Company (and any eligible Subsidiary) shall make the following elections on the appropriate forms or tax returns:

(a)                to adopt the Fiscal Year as the Company’s Taxable Year, if permitted under the Code;

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(b)                to adopt the accrual method of accounting for U.S. federal income tax purposes; and

(c)                to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b).

Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03            Partnership Representative.

(a)                Subject to the provisions hereof, the Corporation shall designate each year a “partnership representative” of the Company pursuant to Code Section 6223(a) and any corresponding state or local law (the “Partnership Representative”), which may be the Corporation and shall be the Corporation if no other person is designated. The Partnership Representative shall designate from time to time a “designated individual” to act on behalf of the Partnership Representative, and such designated individual shall be subject to replacement by the Partnership Representative. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, for the Partnership Representative as provided in Code Sections 6222 through 6241, any Treasury Regulations issued or other guidance thereunder and any comparable state or local law (the “Partnership Tax Audit Rules”), and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith; provided that the Partnership Representative shall not elect to apply the Partnership Tax Audit Rules for any taxable year beginning prior to January 1, 2018. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall keep all Members fully advised on a current basis of any contacts by or discussions with the tax authorities. All expenses incurred by the Partnership Representative in connection with the Company shall be borne by the Company. Any amounts paid by the Partnership Representative on behalf of the Company shall constitute an advance to the Company subject to reimbursement and not a contribution to its capital. The Partnership Representative is authorized to employ such accountants, attorneys and agents as it, in its sole and absolute discretion, determines are necessary to or useful in the performance of its duties. In the event the Person serving as the Partnership Representative resigns or ceases to be the Partnership Representative for any reason, a successor Partnership Representative shall be appointed by the Corporation. Any person who serves as the Partnership Representative shall not be liable to the Company or any Member for any action it takes or fails to take in such capacity, unless such action or failure to act constitutes bad faith, willful misconduct, fraud or a material breach of this Agreement. The Company shall indemnify the Partnership Representative as provided in Section 7.04.

(b)                If the Company receives a notice of final partnership adjustment from the Internal Revenue Service, the Partnership Representative may (i) elect to apply the provisions of Section 6225 of the Code with respect to any imputed underpayment arising from such adjustment and/or (ii) cause the Company to (x) elect the application of Section 6226 of the Code, with respect to any imputed underpayment arising from such adjustment, and (y) furnish to each Member, and former Member (as applicable), a statement of such Member’s share (based on the year to which such adjustment relates) of any adjustment to income, gain, loss, deduction or credit (as determined in the notice of final partnership adjustment).

(c)                Upon the Partnership Representative’s request, each Member shall provide to the Partnership Representative within the required time frame any information that the Partnership Representative believes may be necessary or appropriate to resolve any tax issue relating to the Company or Buddy’s or comply with or be eligible to invoke any aspect of the Partnership Tax Audit Rules. Notwithstanding anything to the contrary in this Agreement, if for any reason, the Company is liable for a tax, interest, addition to tax or penalty under the Partnership Tax Audit Rules (including, for the avoidance of doubt, any pre-existing taxes or penalties of Buddy’s under the Partnership Tax Audit Rules to which the Company succeeds), each Person who was a Member during the taxable year of the Company or Buddy’s that was audited shall pay to the Company an amount equal to such Person’s proportionate share of such liability, as determined by the Manager, based on the amount each such Person should have borne had the Company’s tax return for such taxable year reflected the audit adjustment, and the expense for the Company’s payment of such tax, interest, addition to tax and penalty shall be specially allocated to such Persons (or their successors) in such proportions. Any amounts described in the immediately preceding sentence shall, in the Partnership Representative’s sole discretion, (i) be promptly paid to the Company by such Member or (ii) be paid by reducing the amount of the current or next succeeding Distribution and Tax Advances which would otherwise have been made to such Member. The obligations of the Members under this Section 9.03(b) shall survive the withdrawal of a Member and the dissolution of the Company.

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Section 9.04            Liabilities. The Manager shall use commercially reasonable efforts to ensure that all indebtedness that for U.S. federal income tax purposes is treated as indebtedness of the Company or any of its direct or indirect Subsidiaries that is treated as a partnership for U.S. federal income tax purposes are nonrecourse liabilities within the meaning of Treasury Regulations Section 1.752-1(a)(2). Upon the request of a Member, the Company shall use commercially reasonable efforts to permit a Member to guarantee a portion of the Company’s debt, which portion shall be treated as a recourse liability for the purpose of Section 752 of the Code.

Section 9.05            PFIC & CFC Information.

(a)                The Company shall determine, on an annual basis, whether any Subsidiary of the Company is a “passive foreign investment company,” as defined in section 1297 of the Code (a “PFIC”).  If any Subsidiary of the Company is a PFIC for any taxable year, the Company shall promptly notify the Members and shall timely provide the Members with such information and supporting documentation as is required or reasonably requested by the Members to permit the Members (and their direct or indirect owners) to timely file and maintain a “qualified electing fund” election with respect to such subsidiary pursuant to section 1295 of the Code.

(b)                The Company shall timely provide each Member with such information with respect to any direct or indirect Subsidiary of the Company that is a “controlled foreign corporation” as defined in section 957 of the Code (a “CFC”) as is required or reasonably requested by such Member to timely file any required information returns by such Member (and its direct and indirect owners).

Article X
RESTRICTIONS ON TRANSFER OF UNITS

Section 10.01        Transfers by Members. No holder of Units may Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 or (b) with the prior written consent of the Manager (other than any Transfer by the Manager); provided, however, that no holder of Common Units (other than the Corporation) shall Transfer a Common Unit without also Transferring one-fifth (1/5th) of a share of Voting Non-Economic Preferred Stock to the same transferee of such Common Unit. Notwithstanding the foregoing, this Article X shall not restrict any Redemption pursuant to Section 11.01 or Section 11.06.

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Section 10.02        Permitted Transfers. The restrictions contained in Section 10.01 (other than the proviso to Section 10.01) shall not apply to any Transfer (each, a “Permitted Transfer”) (a) by a Member to an Affiliate of such Member, (b) by a Member or any direct or (through a subsequent transfer) indirect transferee of such Member (i) with the prior written consent of the Manager, (ii) in response to a tender or exchange offer that has been approved or recommended by the Corporate Board, (iii) in connection with any Change of Control of the Corporation or the Company, (iv) that is an individual (A) to such Member’s (or such transferee’s) spouse, (B) to such Member’s (or such transferee’s) lineal ancestors, lineal descendants, siblings, cousins or the spouses thereof, (C) to trusts for the benefit of such Member (or such transferee) or such persons described in the immediately preceding sub-clause (B), (D) to foundations established by such Member (or such transferee) or such persons described in the preceding sub-clause (B) of this Section 10.02(b)(iv) or Affiliates thereof, or (E) by way of bequest or inheritance upon death, or (v) that is an entity to such Member’s (or such transferee’s) members, partners or other equity holders, or (c) pursuant to a Redemption in accordance with Article XI hereof; provided, however, that the restrictions contained in this Agreement shall continue to apply to Units after any Permitted Transfer of such Units.

Section 10.03        Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE], AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF FRANCHISE GROUP NEW HOLDCO, LLC, AS MAY BE AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AND FRANCHISE GROUP NEW HOLDCO, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY FRANCHISE GROUP NEW HOLDCO, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

Section 10.04        Transfer. Prior to Transferring any Units (other than (i) in connection with a Redemption in accordance with Article XI or (ii) pursuant to a Change of Control of the Corporation or the Company), the Transferring holder of Units shall cause the prospective transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall deliver:

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(a)                to the Manager a notice setting forth the name of the proposed Assignee, the number of Units to be Transferred and the proposed documentation providing for such Transfer, such delivery to be made not less than ten (10) Business Days prior to the effective date of such Transfer;

(b)                to the Manager an Assignment and Assumption Agreement implementing the Transfer, in form reasonably satisfactory to the Manager, and, if the Units are certificated, an endorsed certificate representing the Units being transferred; and

(c)                to the Manager a Joinder (or other counterpart to this Agreement reasonably acceptable to the Manager) and counterparts of any applicable Other Agreements.

Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) (A) shall be void, and (B) the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.

Section 10.05        Assignee’s Rights.

(a)                The Transfer of a Company Interest in accordance with this Agreement shall be effective as of the date of its Transfer (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the Schedule of Members. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b)                Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that without relieving the Transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest.

Section 10.06        Assignor’s Rights and Obligations. Any Member who shall Transfer any Company Interest in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Section 6.08, Section 7.01 and Section 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Company Interest (a) that may exist on the Admission Date (including from events occurring prior to or in connection with such Transfer), unless the Assignee pays such liabilities if then due and owing or, if not then due and owing or if contingent and unknown, assuming such liabilities in writing reasonably satisfactory to the Manager, in which case the Transferring Member shall be released from such paid or assumed liabilities, (b) that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or (c) for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company. The assigning Member or its Assignee acting on its behalf shall pay, or reimburse the Company for, any reasonable and documented out-of-pocket costs and expenses incurred by the Company in connection with such Transfer and admission.

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Section 10.07        Overriding Provisions.

(a)                Any Transfer in violation of this Article X shall be null and void ab initio, and the provisions of Section 10.05 and Section 10.06 shall not apply to any such Transfer. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article X shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this Article X.

(b)                Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i)                 result in the violation of the Securities Act, or any other applicable U.S. federal or state or non-U.S. Laws, including applicable securities Laws;

(ii)               subject the Company to registration as an investment company under the Investment Company Act;

(iii)             in the reasonable determination of the Manager, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Manager, the Company, or any wholly owned Subsidiary of the Company is a party, including the Credit Agreements; provided, that the payee or creditor to whom the Manager, the Company or the applicable wholly owned Subsidiary of the Company owes such obligation is not an Affiliate of the Company or the Manager; provided, further, this Section 10.07(b)(iii) shall not apply to any Permitted Transfer;

(iv)              result in the Company having more than 80 partners within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to Treasury Regulations Section 1.7704-1(h)(3)) or otherwise fail to meet the “private placement” safe harbor, or any other safe harbor from treatment as a “publicly traded partnership” as described in Treasury Regulations Section 1.7704-1, or may involve membership interests in the Company being traded on an “established securities market” or a “secondary market or the substantial equivalent thereof” within the meaning of Section 7704 of the Code and any applicable Treasury Regulations issued thereunder;

(v)                cause the Company to lose its status as a partnership for U.S. federal income tax purposes or, without limiting the generality of the foregoing, cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code and any applicable Treasury Regulations issued thereunder (or pursuant to any applicable state Law), or any successor provision of the Code; provided, further, that this Section 10.07(b)(v) shall apply to any transaction that would be a transfer for U.S. federal income tax purposes, even if such transfer is not a Transfer as defined herein;

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(vi)              be made without all Governmental Approvals required for such Transfer having been obtained; provided, that to the extent a Governmental Approval is required in order to consummate a Transfer that is otherwise permissible under this Agreement, the Company will reasonably cooperate with the Transferring Member and its proposed Assignee by providing all information necessary to be included with respect to the Company in any application or filing for any such Governmental Approval; or

(vii)            be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors).

(c)                Any Transfer of Common Units made pursuant to this Article X (other than by the Corporation) shall also include a Transfer to the prospective transferee of a number of shares of Voting Non-Economic Preferred Stock that is consistent with the ratio specified in the definition of “Share Settlement,” and any exercise that is not so consistent shall be automatically deemed a Transfer of the next highest number of Common Units and shares of Voting Non-Economic Preferred Stock that is consistent with such ratio (unless that would violate any term of this Agreement, in which case such Transfer shall be null and void).

Article XI
REDEMPTION RIGHTS

Section 11.01        Redemption Right of a Member.

(a)                Beginning six (6) months after the Effective Time, each Member (other than the Corporation) shall have the right (the “Redemption Right”) to cause (i) the Company to redeem all or any portion of its Common Units in accordance with the provisions of this Agreement and (ii) the Corporation to redeem a corresponding portion of its shares of Voting Non-Economic Preferred Stock in accordance with the provisions of this Agreement and the Certificate of Designation (clauses (i) and (ii), together, a “Redemption”), in exchange for the Share Settlement; provided, however that the Corporate Board may, in its sole and absolute discretion and by majority vote, waive the application of the six (6)-month period described in this Section 11.01(a) to permit exercise of the Redemption Right at an earlier date. Notwithstanding the foregoing, a Redemption may be effected only if the Corporation has a sufficient number of authorized but unissued shares of Common Stock to issue the Share Settlement in connection with such Redemption (including following the amendment to the Corporation Certificate to increase the number of authorized shares of Common Stock). To exercise its Redemption Right, a Member (the “Redeemed Member”) shall give written notice (the “Redemption Notice”) to the Company and the Corporation (the date of the delivery of such Redemption Notice, the “Redemption Notice Date”). The Redemption Notice shall specify (A) the number of Common Units that the Redeemed Member intends to have the Company redeem (the “Redeemed Units”), and (B) the number of corresponding shares of Voting Non-Economic Preferred Stock that the Redeemed Member intends to have the Corporation redeem (the “Redeemed Shares”). Notwithstanding anything in this Agreement to the contrary, (1) any Redeemed Member must exercise the Redemption Right in respect of both Common Units and shares of Voting Non-Economic Preferred Stock held by such Redeemed Member and not either Common Units or shares of Voting Non-Economic Preferred Stock separately, and (2) in no event shall any Redeemed Member be entitled to exercise the Redemption Right in respect of a number of Common Units and shares of Voting Non-Economic Preferred Stock that is inconsistent with the ratio specified in the definition of “Share Settlement” and any such exercise shall be automatically deemed an exercise of the Redemption Right in respect of the next highest number of Common Units or shares of Voting Non-Economic Preferred Stock, as applicable, that is consistent with such ratio and that results in a whole number of Common Units being redeemed in connection therewith. By way of example only, a Redeemed Member that holds 10 Common Units and 2 shares of Voting Non-Economic Preferred Stock may exercise the Redemption Right with respect to 10 Common Units and 2 shares of Voting Non-Economic Preferred Stock which would result in the issuance by the Corporation to such Redeemed Member of 10 shares of Common Stock as the Share Settlement for such Redemption, but if such Redeemed Member exercises the Redemption Right with respect to 5 Common Units and 1.5 shares of Voting Non-Economic Preferred Stock, then such Redeemed Member shall be automatically deemed to have exercised the Redemption Right in respect of 8 Common Units and 1.6 shares of Voting Non-Economic Preferred Stock and the Corporation would issue 8 shares of Common Stock to such Redeemed Member as the Share Settlement for such Redemption.

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(b)                Any Redemption shall be completed on the date that is three (3) Business Days following delivery of the applicable Redemption Notice (unless and to the extent that the Company and the Corporation agree in writing to waive such time periods) (the date of such completion, the “Redemption Date”); provided, that the Company, the Corporation and the Redeemed Member may change the number of Redeemed Units and Redeemed Shares subject to, and/or the Redemption Date specified in, such Redemption Notice to another number (subject to Section 11.01(a)) and/or date by mutual agreement in writing signed by each of them; provided, further, that a Redemption Notice that includes Redeemed Units and Redeemed Shares that are to be redeemed for Common Stock may be conditioned on the closing of an underwritten distribution of the shares of Common Stock that may be issued in connection with such proposed Redemption or any other event that is to occur that is necessitating or giving rise to the delivery of the Redemption Notice (a “Conditional Redemption”). Unless the Redeemed Member has timely delivered a Retraction Notice as provided in Section 11.01(c) or has delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Redeemed Member shall transfer and surrender the Redeemed Units (including any certificate(s) representing such Redeemed Units) to the Company and the Redeemed Shares (including any certificate(s) representing such Redeemed Shares) to the Corporation, free and clear of all liens and encumbrances, and (ii) the Company and the Corporation (as applicable) shall (x) cancel the Redeemed Units and the Redeemed Shares, (y) transfer to the Redeemed Member the Share Settlement as the consideration to which the Redeemed Member is entitled under Section 11.01(c), and (z) if the Common Units and/or shares of Voting Non-Economic Preferred Stock are certificated, issue to the Redeemed Member a certificate for a number of Common Units and/or a certificate for a number of shares of Voting Non-Economic Preferred Stock, as applicable, equal to the difference (if any) between the number of Common Units and/or the shares of Voting Non-Economic Preferred Stock, as applicable, evidenced by the applicable certificate(s) surrendered by the Redeemed Member pursuant to clause (i) of this Section 11.01(b) and the number of Redeemed Units and/or the number of Redeemed Shares, as applicable.

(c)                In exchange for its Redeemed Units and Redeemed Shares in accordance with this Section 11.01, a Redeemed Member shall be entitled to receive the Share Settlement from the Corporation. The Redeemed Member may retract its Redemption Notice by giving written notice (“Retraction Notice”) to the Company and the Corporation at any time prior to 5:00 p.m., New York City time, on the Business Day immediately following the date on which such Redemption Notice was delivered by such Redeemed Member or, if the Redemption Notice specified that the Redemption was a Conditional Redemption, the transaction referred to in such Redemption Notice shall not have been consummated within five (5) Business Days of the date specified in such Redemption Notice for the consummation of such transaction. The timely delivery of a Retraction Notice shall terminate all of the Redeemed Member’s, the Company’s and the Corporation’s rights and obligations under this Section 11.01 arising from the retracted Redemption Notice.

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(d)                Notwithstanding anything to the contrary in Section 11.01(c), a Redeemed Member shall be entitled, at any time prior to the consummation of a Redemption, to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Common Stock to be registered for such Redeemed Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (ii) the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; (iii) the Corporation shall have exercised a contractual right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeemed Member to have the resale of its Common Stock registered at or immediately following the consummation of the Redemption; (iv) the Corporation shall have disclosed to such Redeemed Member any material non-public information concerning the Corporation, the Company or its Subsidiaries, the receipt of which results in such Redeemed Member being prohibited or restricted from selling Common Stock at or immediately following the Redemption without disclosure of such information (and the Corporation does not permit disclosure); (v) any stop order relating to the registration statement pursuant to which the Common Stock was to be registered by such Redeemed Member at or immediately following the Redemption shall have been issued by the SEC; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Common Stock is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; (viii) the Corporation shall have failed to comply in all material respects with its obligations under the Corporation Certificate, the Corporation Bylaws or the Certificate of Designation, and such failure shall have affected the ability of such Redeemed Member to consummate the resale of Common Stock to be received upon such redemption pursuant to an effective registration statement; or (ix) the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period; provided, further, that in no event shall the Redeemed Member seeking to delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (i) through (ix) above have controlled or intentionally materially influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of the Corporation) in order to provide such Redeemed Member with a basis for such delay or revocation. If a Redeemed Member delays the consummation of a Redemption pursuant to this Section 11.01(d), (A) the Redemption Date shall occur on the third (3rd) Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeemed Member may agree in writing), and (B) notwithstanding anything to the contrary in Section 11.01(c), the Redeemed Member may retract its Redemption Notice by giving the Retraction Notice to the Company and the Corporation at any time prior to 5:00 p.m., New York City time, on the second (2nd) Business Day following the date on which the conditions giving rise to such delay cease to exist.

(e)                The amount of the Share Settlement that a Redeemed Member is entitled to receive under Section 11.01(c) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Common Stock; provided, however, that if a Redeemed Member causes the Company to redeem Redeemed Units pursuant to this Agreement and the Certificate of Designation and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeemed Member shall be entitled to receive an amount equal to such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeemed Member transferred and surrendered the Redeemed Units to the Company prior to such date.

(f)                 In the event of a distribution (by dividend or otherwise) by the Corporation to all holders of Common Stock of evidences of its indebtedness, securities or other assets (including Equity Securities of the Corporation), but excluding any cash dividend or distribution of any such assets received by the Corporation in respect of its Units, then, in exchange for its Redeemed Units and Redeemed Shares pursuant to a Redemption, a Redeemed Member shall be entitled to receive, in addition to the consideration set forth in Section 11.01(c), the amount of such security, securities or other property that the Redeemed Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date or effective time of any such transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after such record date or effective time; provided, that in order to avoid double counting, the parties hereto acknowledge and agree that if the Members (including the Corporation) receive a pro rata distribution from the Company in accordance with this Agreement (a “Company Distribution”) and the Corporation makes a subsequent distribution of the proceeds that it receives in its capacity as a Member from such Company Distribution in respect of its Common Stock, then the foregoing provisions of this Section 11.01(f) shall not apply in respect of such Redeemed Member to the extent it received its pro rata share of such Company Distribution in respect of such Redeemed Units. For the avoidance of doubt, subsequent to any such transaction, this Article XI shall apply mutatis mutandis with respect to any such security, securities or other property received by holders of Common Stock in such transaction.

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(g)                If a Reclassification Event occurs, the Manager or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 16.03, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the Share Settlement and the rights of the Members (other than the Corporation) set forth in this Section 11.01 are equitably adjusted such that the Common Units and shares of Voting Non-Economic Preferred Stock are redeemable for the same amount and same type of property, securities or cash (or combination thereof) that the shares of Common Stock become exchangeable for or converted into as a result of the Reclassification Event (taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the record date or effective time for such Reclassification Event) and (ii) the Corporation or the successor to the Corporation, as applicable, is obligated to deliver such property, securities or cash upon such Redemption. The Corporation shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of the Corporation (in whatever capacity) under this Agreement and the Certificate of Designation.

(h)                Notwithstanding anything in this Section 11.01 to the contrary, a Redemption shall not be permitted and shall be null and void if legal counsel reasonably concludes in writing that such Redemption creates a risk that the Company would be treated as a “publicly traded partnership” for purposes of Sections 7704 or 469(k) of the Code and the Treasury Regulations thereunder.

Section 11.02        Contribution of the Corporation. In connection with the exercise of a Redeemed Member’s Redemption Rights under Section 11.01(a), the Corporation shall be deemed to have contributed to the Company the consideration the Redeemed Member is entitled to receive under Section 11.01(c). Unless the Redeemed Member has timely delivered a Retraction Notice as provided in Section 11.01(c) or has delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (a) the Corporation shall be deemed to have made its Capital Contribution to the Company in the form of the Share Settlement required under this Section 11.02, and (b) the Company shall issue to the Corporation a number of Common Units equal to the number of Redeemed Units surrendered by the Redeemed Member in respect of such deemed Capital Contribution.

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Section 11.03        Reservation of Shares of Common Stock; Listing; Certificate of the Corporation. At all times from and after the date that the amendment to the Corporation Certificate to increase the number of authorized shares of Common Stock has been approved by the stockholders of the Corporation and filed with the Secretary of State of the State of Delaware as contemplated by the Business Combination Agreement, the Corporation shall reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon a Redemption, such number of shares of Common Stock as shall be issuable upon any such Redemption; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any Redeemed Units and Redeemed Shares that are to be redeemed for Common Stock in such Redemption by delivery of purchased Common Stock (which may or may not be held in the treasury of the Corporation). The Corporation shall deliver Common Stock that has been registered under the Securities Act with respect to any Redeemed Units that are to be redeemed for Common Stock in Redemption to the extent a registration statement is effective and available for such shares. Without limiting the obligations of the Corporation under the Business Combination Agreement, the Corporation shall use its commercially reasonable efforts to list the Common Stock required to be delivered upon any such Redemption prior to such delivery upon each national securities exchange or over-the-counter market upon which the outstanding shares of Common Stock are listed at the time of such Redemption (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all Common Stock issued upon a Redemption will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with the corresponding provisions of the Corporation Certificate, the Certificate, the Corporation Bylaws and the Certificate of Designation.

Section 11.04        Effect of Exercise of Redemption Right. This Agreement shall continue notwithstanding the consummation of a Redemption and all governance or other rights set forth herein shall be exercised by the remaining Members and the Redeemed Member (to the extent of such Redeemed Member’s remaining Company Interest). No Redemption shall relieve such Redeemed Member of any prior breach of this Agreement.

Section 11.05        Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption shall be treated as a direct exchange between the Corporation and the Redeemed Member for U.S. federal (and applicable state and local) income tax purposes. The issuance of shares of Common Stock or other securities upon a Redemption shall be made without charge to the Redeemed Member for any stamp or other similar tax in respect of such issuance.

Section 11.06        Change of Control.

(a)                In connection with a Change of Control, the Company and the Corporation shall have the right (the “CIC Redemption Right”) to cause (i) the Company to redeem all or any portion of each Member’s (other than the Corporation’s) (a “CIC Redeemed Member”) Common Units in accordance with the provisions of this Agreement and (ii) the Corporation to redeem a corresponding portion of such CIC Redeemed Member’s shares of Voting Non-Economic Preferred Stock in accordance with the provisions of this Agreement and the Certificate of Designation (clauses (i) and (ii), together, a “CIC Redemption”), in exchange for the Share Settlement; provided, that the Corporation has a sufficient number of authorized but unissued shares of Common Stock to issue the Share Settlement (including following the amendment to the Corporation Certificate to increase the number of authorized shares of Common Stock). To exercise the CIC Redemption Right, the Company and the Corporation shall give written notice (the “CIC Redemption Notice”) to each CIC Redeemed Member. The CIC Redemption Notice shall specify (A) the number of Common Units that the Company intends to redeem (the “CIC Redeemed Units”), and (B) the number of corresponding shares of Voting Non-Economic Preferred Stock that the Corporation intends to redeem (the “CIC Redeemed Shares”). Notwithstanding anything in this Agreement to the contrary, (1) the Company and the Corporation must exercise the CIC Redemption Right in respect of both Common Units and shares of Voting Non-Economic Preferred Stock held by the CIC Redeemed Member and not either Common Units or shares of Voting Non-Economic Preferred Stock separately, and (2) in no event shall any CIC Redemption be made in respect of a number of Common Units and shares of Voting Non-Economic Preferred Stock that is inconsistent with the ratio specified in the definition of “Share Settlement” and any such exercise shall be automatically deemed an exercise of the Redemption Right in respect of the next highest number of Common Units and shares of Voting Non-Economic Preferred Stock that is consistent with such ratio.

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(b)                Any CIC Redemption shall be completed on the date (the “CIC Redemption Date”) that the Change of Control is consummated (unless and to the extent that the CIC Redeemed Members, the Company and the Corporation agree in writing to a different date). The Company and the Corporation shall deliver the CIC Redemption Notice to each CIC Redeemed Member at least ten (10) days prior to the CIC Redemption Date. On the CIC Redemption Date (to be effective immediately prior to the consummation of the Change of Control), (i) the CIC Redeemed Member shall transfer and surrender the CIC Redeemed Units to the Company and the CIC Redeemed Shares to the Corporation, free and clear of all liens and encumbrances, (ii) if the CIC Redeemed Units or the CIC Redeemed Shares are certificated, the CIC Redeemed Member shall deliver to the Manager certificates representing the CIC Redeemed Units or the CIC Redeemed Shares, as the case may be, as a condition to the CIC Redeemed Member receiving the Share Settlement and (iii) the Company and the Corporation (as applicable) shall (x) cancel the CIC Redeemed Units and the CIC Redeemed Shares, (y) transfer to the CIC Redeemed Member the Share Settlement as the consideration to which the CIC Redeemed Member is entitled under Section 11.06(c), and (z) if the Common Units and/or shares of Voting Non-Economic Preferred Stock are certificated, issue to the CIC Redeemed Member a certificate for a number of Common Units and/or a certificate for a number of shares of Voting Non-Economic Preferred Stock, as applicable, equal to the difference (if any) between the number of Common Units and/or the shares of Voting Non-Economic Preferred Stock, as applicable, evidenced by the applicable certificate(s) surrendered by the CIC Redeemed Member pursuant to clause (i) of this Section 11.06(b) and the number of CIC Redeemed Units and/or the number of CIC Redeemed Shares, as applicable. Each CIC Redeemed Member shall execute and deliver all documents, agreements, certificates and any other instruments and take any and all actions (including waiving or disclaiming any dissenters, appraisal or other similar rights in respect of the CIC Redeemed units and the CIC Redeemed Shares), in each case, that are reasonably necessary or appropriate to effect such redemption and exchange of CIC Redeemed Units and CIC Redeemed Shares.

(c)                In exchange for its CIC Redeemed Units and CIC Redeemed Shares in accordance with this Section 11.06, a CIC Redeemed Member shall be entitled to receive the Share Settlement from the Corporation. The Company and the Corporation may retract its CIC Redemption Notice by giving written notice (“CIC Retraction Notice”) to the CIC Redeemed Member at any time prior to the consummation of the Change of Control described in such CIC Redemption Notice. The timely delivery of a CIC Retraction Notice shall terminate all of the CIC Redeemed Member’s, the Company’s and the Corporation’s rights and obligations under this Section 11.06 arising from the retracted CIC Redemption Notice.

(d)                The amount of the Share Settlement that a CIC Redeemed Member is entitled to receive under Section 11.06(c) shall not be adjusted on account of any Distributions previously made with respect to the CIC Redeemed Units or dividends previously paid with respect to Common Stock; provided, however, that if the Company and the Corporation effect a CIC Redemption pursuant to this Agreement and the Certificate of Designation and the CIC Redemption Date occurs subsequent to the record date for any Distribution with respect to the CIC Redeemed Units but prior to payment of such Distribution, the CIC Redeemed Member shall be entitled to receive such Distribution with respect to the CIC Redeemed Units on the date that it is made notwithstanding that the CIC Redeemed Member transferred and surrendered the CIC Redeemed Units to the Company prior to such date.

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(e)                In the event of a distribution (by dividend or otherwise) by the Corporation to all holders of Common Stock of evidences of its indebtedness, securities or other assets (including Equity Securities of the Corporation), but excluding any cash dividend or distribution of any such assets received by the Corporation in respect of its Units, then, in exchange for its CIC Redeemed Units and CIC Redeemed Shares pursuant to a CIC Redemption, a CIC Redeemed Member shall be entitled to receive, in addition to the consideration set forth in Section 11.06(c), the amount of such security, securities or other property that the CIC Redeemed Member would have received if such CIC Redemption Right had been exercised and the CIC Redemption Date had occurred immediately prior to the record date or effective time of any such transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after such record date or effective time. For the avoidance of doubt, subsequent to any such transaction, this Article XI shall apply mutatis mutandis with respect to any such security, securities or other property received by holders of Common Stock in such transaction.

(f)                 If a Reclassification Event occurs, the Manager or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 16.03, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the Share Settlement and the rights of the Members (other than the Corporation) set forth in this Section 11.06 are equitably adjusted such that the Common Units and shares of Voting Non-Economic Preferred Stock are redeemable for the same amount and same type of property, securities or cash (or combination thereof) that the shares of Common Stock become exchangeable for or converted into as a result of the Reclassification Event (taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the record date or effective time for such Reclassification Event), and (ii) the Corporation or the successor to the Corporation, as applicable, is obligated to deliver such property, securities or cash upon such CIC Redemption. The Corporation shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of the Corporation (in whatever capacity) under this Agreement and the Certificate of Designation.

Article XII
ADMISSION OF MEMBERS

Section 12.01        Substituted Members. Subject to the provisions of Article X, in connection with the Permitted Transfer of a Company Interest hereunder or a Transfer consented to by the Manager, the transferee shall become a substituted Member (“Substituted Member”) on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the Schedule of Members.

Section 12.02        Additional Members. Subject to the provisions of Article III and Article X, any Person that is not the Original Member may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager duly executed copies of (a) a Joinder (or other counterpart to this Agreement reasonably acceptable to the Manager) and counterparts of any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Manager may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the Manager determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

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Article XIII
WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 13.01        Withdrawal and Resignation of Members. No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the termination of the Company pursuant to Article XIV. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

Article XIV
DISSOLUTION AND LIQUIDATION

Section 14.01        Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)                the decision of the Manager (pursuant to a decision of the Corporate Board) together with the Requisite Members to dissolve the Company;

(b)                a dissolution of the Company under Section 18-801(a)(4) of the Delaware Act; or

(c)                the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

The bankruptcy (within the meaning of Section 18-304 of the Delaware Act) of a Member shall not cause the Member to cease to be a Member of the Company. An Event of Withdrawal shall not, in and of itself, cause a dissolution of the Company and the Company shall continue without dissolution subject to the terms and conditions of this Agreement.

Section 14.02        Liquidation and Termination. Upon a dissolution of the Company, the Manager shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:

(a)                as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)                the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidators may reasonably determine) all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation); and

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(c)                all remaining assets of the Company shall be distributed to the Members, in accordance with, and subject to, Section 4.01 by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation). Immediately prior to making distribution set forth in this Section 14.02(c), Profits and Losses for the taxable year of the Company in which such dissolution occurs and in which such distribution is made shall be allocated to the Capital Account balances of the Members such that the Capital Account of each Member prior to such distribution equals (to the extent possible) the distribution to be received by such Members pursuant to such distribution.

The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for such funds.

Upon a distribution made to the Members pursuant to and in accordance with Section 14.02(c), the parties hereto hereby agree that each outstanding Unit (other than any Unit held by the Manager) shall be cancelled and each share of Voting Non-Economic Preferred Stock held by the Members shall automatically be redeemed by the Corporation for no consideration and shall cease to be outstanding, whether or not the stock certificates for such shares, if any, are surrendered to the Corporation.

Section 14.03        Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon a dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.

Section 14.04        Cancellation of Certificate. On completion of the winding up of Company assets as provided herein and the Delaware Act, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05        Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 14.02 and Section 14.03 in order to minimize any losses otherwise attendant upon such winding up.

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Section 14.06        Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

Article XV
VALUATION

Section 15.01        Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

Section 15.02        Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the Manager and such Member(s) are unable to agree on the determination of the Fair Market Value of any asset of the Company, the Manager and such Member(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the Company in the Company’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Company (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than the Fair Market Value as determined by the other Appraiser by 10% or more, and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two, and the Fair Market Value shall be the average of the Fair Market Values determined by all three Appraisers, unless the Manager and such Member(s) otherwise agree on a Fair Market Value. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the Manager shall select the Fair Market Value of one of the Appraisers. The costs, fees and expenses of the Appraisers will be borne by the Manager and any such Member(s) in inverse proportion to the relative difference between the positions taken by such parties compared to the determination of the Appraisers, which proportionate allocations shall also be determined by the Appraisers at the time the final determination of the Appraisers is rendered. Except as provided in the preceding sentence, all other costs and expenses incurred by the parties in connection with resolving any dispute hereunder before the Appraisers shall be borne by the party incurring such cost and expense.

Article XVI
GENERAL PROVISIONS

Section 16.01        Power of Attorney.

(a)                Each Member hereby constitutes and appoints the Manager (or any liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

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(i)                 execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager reasonably deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager reasonably deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager reasonably deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article XII or Article XIII; and

(ii)               sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, to effectuate the terms of this Agreement.

(b)                The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member who is an individual and the transfer of all or any portion of his, her or its Company Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 16.02        Confidentiality. Except as required by applicable Law or stock exchange rules or as authorized by the Manager, each of the Members agrees to hold the Company’s Confidential Information in confidence and shall not (a) disclose any Confidential Information except as otherwise authorized separately in writing by the Manager or (b) use any Confidential Information except in furtherance of the business of the Company or as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein means any and all information obtained by a Member from the Company or any of its Affiliates directly or indirectly, including from their representatives, which such information includes, but is not limited to, ideas, financial information, products, data, services, business strategies, research, inventions (whether or not patentable), innovations and materials, equipment, all aspects of the Company’s business plan, proposed operation and products and other product plans, corporate structure, financial and organizational information, analyses, proposed partners, software code, designs, employees and their identities, equity ownership, customers, markets, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, knowhow, formulas, processes and intellectual property. Confidential Information does not include information or material that: (i) is rightfully in the possession of such Member at the time of disclosure by the Company; (ii) before or after it has been disclosed to such Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of such Member, respectively, in violation of this Agreement; (iii) is approved for release by written authorization of the chief executive officer of the Company or of the Corporation; (iv) is disclosed to such Member or its representatives by a third party not, to the knowledge of such Member, respectively, in violation of any obligation of confidentiality owed to the Company with respect to such information; or (v) is or becomes independently developed by such Member or its representatives without use or reference to the Confidential Information.

Section 16.03        Amendments. This Agreement may be amended or modified in writing by the Manager, subject to the prior written consent of the Requisite Members. Notwithstanding the foregoing, no amendment or modification (whether by amendment, merger, division, recapitalization or otherwise) (a) to this Section 16.03 may be made without the prior written consent of the Requisite Members, (b) that modifies the limited liability of any Member, or increases the liabilities or obligations of any Member, in each case, may be made without the consent of each such affected Member, (c) that materially and adversely alters or changes any rights, preferences or privileges of any Company Interests in a manner that is disproportionate relative to any other Company Interests, may be made without the approval of a majority in interest of the Members holding the Company Interests affected in such a different or prejudicial manner, (d) that materially and adversely alters or changes any rights, preferences or privileges of a holder of any class of Company Interests in a manner that is disproportionate relative to any other holder of the same class of Company Interests, may be made without the approval of the holder of Company Interests affected in such a different or prejudicial manner, (e) that materially and adversely alters or changes any rights, preferences or privileges of Members other than the Corporation may be made without the approval of the Members (excluding, for this purpose, the Corporation) holding a majority of the issued and outstanding Common Units held by Members other than the Corporation, and (f) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; provided, that the Manager, acting alone, may amend this Agreement to reflect, implement or authorize (i) the issuance of additional Units or Equity Securities in accordance with Section 3.04 so long as the rights, preferences or privileges of such Units or Equity Securities with respect to voting, liquidation, redemption, conversion or distributions are not senior to or on parity with the Common Units, or (ii) any Redemption.

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Section 16.04        Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 16.05        Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given, delivered and/or provided (a) when delivered personally or when sent by email of a .pdf attachment (provided, that no notice of non-delivery is generated), or (b) on the next Business Day when dispatched for overnight delivery by Federal Express or a similar courier, in either case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

Franchise Group New Holdco, LLC

c/o Liberty Tax, Inc.

1716 Corporate Landing Parkway

Virginia Beach, VA 23454

Email: tiffany.mcwaters@libtax.com

Attention: Tiffany McMillan McWaters

with copies to:

Troutman Sanders

600 Peachtree Street NE

Suite 3000

Atlanta, GA 30308

Email: David.Ghegan@troutman.com

Attention: David W. Ghegan

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if to the Manager, to:

Liberty Tax, Inc.

1716 Corporate Landing Parkway

Virginia Beach, VA 23454

Email: tiffany.mcwaters@libtax.com

Attention: Tiffany McMillan McWaters

with a copies to:

Troutman Sanders

600 Peachtree Street NE

Suite 3000

Atlanta, GA 30308

Email: David.Ghegan@troutman.com

Attention: David W. Ghegan

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 100019

Email: rleaf@willkie.com

Attention: Russell L. Leaf

If to an Other Member, to the address set forth next to the name of such Other Member in the Schedule of Members.

Section 16.06        Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.07        Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates (other than the Indemnified Persons), and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

Section 16.08        Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition, regardless of how long such failure continues.

Section 16.09        Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

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Section 16.10        Applicable Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard exclusively in the state or federal courts of the State of Delaware, and the parties irrevocably agree to jurisdiction and venue therein. Service of process with respect thereto may be made upon any party hereto by emailing or mailing such party hereto at its email address or mailing address, as applicable, as provided in Section 16.05, which will be deemed effective service of process on such party.

Section 16.11        WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE OF SERVICES HEREUNDER OR RELATED HERETO. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A CLAIM, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 16.11.

Section 16.12        Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 16.13        Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 16.14        Conflict. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate, (b) the Corporation Certificate, (c) the Corporation Bylaws, (d) the Certificate of Designation, or (e) any mandatory, non-waivable provision of the Delaware Act or the DGCL, such provision of the Certificate, the Corporation Certificate, the Corporation Bylaws, the Certificate of Designation, the Delaware Act or the DGCL shall control, provided, that if any provision of the Delaware Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

Section 16.15        Right of Offset. Whenever the Company is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company which are not the subject of good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 16.15.

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Section 16.16        Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine, .PDF or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 16.17        Effectiveness. This Agreement shall be effective on the date hereof as of the Business Combination Closing (the “Effective Time”). The Original LLC Agreement shall govern the rights and obligations of the Company and the Corporation in its capacity as a Member of the Company prior to the Effective Time.

Section 16.18        Entire Agreement. This Agreement and those documents expressly referred to herein (including the Business Combination Agreement, the Certificate, the Corporation Certificate, the Corporation Bylaws, the Equity Plans, the Tax Receivable Agreement and the Certificate of Designation) embody the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Original LLC Agreement is superseded in its entirety by this Agreement as of the Effective Time and shall be of no further force and effect thereafter.

Section 16.19        Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. To the fullest extent permitted by applicable Law, any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 16.20        Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof, and references to all attachments thereto and instruments incorporated therein. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as

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from time to time amended, modified or supplemented, including by succession of comparable successor Laws. All references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified. When calculating the period of time before which, within which or following which, any act is to be done or step taken under this Agreement, the date that is the reference date in calculating such period will be included, and if the last day of a period measured in Business Days is a non-Business Day, the period in question will end on the next succeeding Business Day. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this First Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

FRANCHISE GROUP NEW HOLDCO, LLC

By:	/s/ Michael S. Piper
	Name:	Michael S. Piper
	Title:	Chief Financial Officer

Signature Page to First Amended & Restated Limited Liability Company Agreement of Franchise Group New Holdco, LLC

MEMBERS:

LIBERTY TAX, INC.

By:	/s/ Michael S. Piper
	Name:	Michael S. Piper
	Title:	Chief Financial Officer

BRIAN DEGUSTINO REVOCABLE TRUST

By:	/s/ Brian DeGustino
	Name:	Brian DeGustino
	Title:	Trustee

AMY DEGUSTINO IRREVOCABLE TRUST

By:	/s/ Brian DeGustino
	Name:	Brian DeGustino
	Title:	Trustee

SAMJOR FAMILY LP

By: its general partner
SAMJOR INC.

By:	/s/ Brian R. Kahn
	Name:	Brian R. Kahn
	Title:	President

Signature Page to First Amended & Restated Limited Liability Company Agreement of Franchise Group New Holdco, LLC

VINTAGE RTO, L.P.

By:	/s/ Brian R. Kahn
	Name:	Brian R. Kahn
	Title:	Manager

MARTIN MEYER

/s/ Martin Meyer

FENGFENG REN

/s/ Fengfeng Ren

DAVID O’NEIL

/s/ David O’Neil

JEFFREY D. MILLER

/s/ Jerry D. Miller

Signature Page to First Amended & Restated Limited Liability Company Agreement of Franchise Group New Holdco, LLC

MANAGER:

LIBERTY TAX, INC.

By:	/s/ Michael S. Piper
	Name:	Michael S. Piper
	Title:	Chief Financial Officer

Signature Page to First Amended & Restated Limited Liability Company Agreement of Franchise Group New Holdco, LLC

SCHEDULE 1*

SCHEDULE OF MEMBERS

Member	Units	Percentage Interest	Contribution Closing Capital Account Balance	Additional Cash Capital Contributions	Additional Non-Cash Capital Contributions	Capital Accounts	Notice Information
Liberty Tax, Inc.	14,100,093	63.56%	$169,201,116.00	-	-	$169,201,116.00	1716 Corporate Landing Parkway Virginia Beach, VA 23454 Attention: Tiffany McMillan McWaters Email: tiffany.mcwaters@libtax.com
Brian DeGustino Revocable Trust	785,863.62	3.54%	$9,430,363.46	-	-	$9,430,363.46	c/o Brian DeGustino 32 Wedgewood Drive Hawthorn Woods, IL 60047 Email: degustinob@gmail.com
Amy DeGustino Irrevocable Trust	336,798.69	1.52%	$4,041,584.34	-	-	$4,041,584.34	c/o Brian DeGustino 32 Wedgewood Drive Hawthorn Woods, IL 60047 Email: degustinob@gmail.com
Samjor Family LP	2,912,628.03	13.13%	$34,951,536.34	-	-	$34,951,536.34	c/o Brian R. Kahn 9935 Lake Louise Drive Windermere, FL 34786 Email: bkahn@vintcap.com
Vintage RTO, L.P.	1,914,982.53	8.63%	$22,979,790.34	-	-	$22,979,790.34	c/o Vintage Capital Management, LLC 4705 S. Apopka Vineland Road Suite 206 Orlando, FL 32819 Attention: Brian R. Kahn Email: bkahn@vintcap.com
Martin Meyer and Fengfeng Ren	336,798.69	1.52%	$4,041,584.34	-	-	$4,041,584.34	1801 N. Mohawk St. #B Chicago, IL 60614 Email: martinmey@yahoo.com fengfengrn@gmail.com

David O’Neil	898,130.31	4.05%	$10,777,563.75	-	-	$10,777,563.75	350 N. Orleans St., Suite 2N Chicago, IL 60654-1600
Jeffrey D. Miller	898,130.31	4.05%	$10,777,563.75	-	-	$10,777,563.75	240 Maplewood Rd. Riverside, IL 60546 Email: jdmiller10@protonmail.com

* This Schedule of Members shall be updated from time to time to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, or to reflect any additional issuances of Units pursuant to this Agreement.

Exhibit A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered into as of [●], by and between [●] (“Assignor”), and [●] (“Assignee”), and is delivered pursuant to that certain First Amended and Restated Limited Liability Company Agreement, dated as of July 10, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among Franchise Group New Holdco, LLC, a Delaware limited liability company (the “Company”) and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

WHEREAS, the Assignor wishes to assign and transfer [●] Units (the “Assigned Units”) pursuant to this Assignment to the Assignee.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and Assignee, intending to be legally bound, hereby agree as follows:

1.                   Assignment and Assumption. Effective as of the date hereof, Assignor hereby assigns and transfers unto Assignee, and Assignee’s successors and assigns, and Assignee hereby expressly assumes, all right, title, claim and interest in and to the Assigned Units as set forth in the LLC Agreement. Assignee is hereby admitted as a member of the Company with respect to the Assigned Units, and immediately following such admission, Assignor shall cease to be a member of the Company with respect to the Assigned Units.

2.                   Nothing in this Assignment shall be deemed to supersede, enlarge, or modify any of the provisions of the LLC Agreement, which shall remain in full force and effect. If any conflict arises between the terms of the LLC Agreement and the terms of this Assignment, the terms of the LLC Agreement, shall govern and control. Assignee hereby agrees to be bound by the LLC Agreement.

3.                   Governing Law; Jurisdiction. This Assignment, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Assignment, or the negotiation, execution or performance of this Assignment, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard exclusively in the state or federal courts of the State of Delaware, and the parties irrevocably agree to jurisdiction and venue therein. Service of process with respect thereto may be made upon any party hereto by emailing or mailing such party hereto as provided in Section 16.05 of the LLC Agreement (including by facsimile, .pdf, email or other electronic transmission), which will be deemed effective service of process on such party.

4.                   Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, this Assignment and Assumption Agreement is executed by the undersigned as of the day and year first above written.

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF TRANSFERRING MEMBER]

By:
Name:
Title:

Exhibit B

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [—], [—] (this “Joinder”), is delivered pursuant to that certain First Amended and Restated Limited Liability Company Agreement, dated as of July 10, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among Franchise Group New Holdco, LLC, a Delaware limited liability company (the “Company”) and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.	Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Manager, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the provisions of the LLC Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the LLC Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

4.	Counterparts. This Joinder may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed

as of the date first set forth above:

FRANCHISE GROUP NEW HOLDCO, LLC

By: LIBERTY TAX, INC.,
its Manager

By:
Name:
Title: